                                                                    EXHIBIT 99.4

                     IN THE UNITED STATES BANKRUPTCY COURT
                      FOR THE NORTHERN DISTRICT OF TEXAS
                                DALLAS DIVISION

IN RE:                                  (S)
                                        (S)    Case No. 00-30748-RCM-11
PHYSICIANS RESOURCE GROUP, INC., and    (S)          (Chapter 11)
EYECORP, INC.,                          (S)    Jointly Administered
                                        (S)
          Debtors.                      (S)



                FIRST AMENDED DISCLOSURE STATEMENT ACCOMPANYING
             FIRST AMENDED JOINT LIQUIDATING PLAN UNDER CHAPTER 11



Hugh Ray, State Bar No.  16611000           Paul N. Silverstein
Robin Russell, State Bar No. 17424001       S.D.N.Y. Bar No. PS-5098
ANDREWS & KURTH L.L.P.                      ANDREWS & KURTH L.L.P.
600 Travis, Suite 4200                      805 Third Avenue
Houston, Texas  77002                       New York, New York  10022
Telephone:  (713) 220-4200                  Telephone:  (212) 850-2800
Facsimile:  (713) 220-4285                  Facsimile:  (212) 850-2929


                            COUNSEL FOR THE DEBTORS

                               TABLE OF CONTENTS

I.  PRELIMINARY STATEMENT......................................................3

II.  INTRODUCTION..............................................................4
          A.   Purpose of Disclosure Statement.................................4
          B.   Brief Explanation of Chapter 11.................................4
          C.   Classification of Claims and Interests..........................5
          D.   Voting..........................................................5
               1.    Persons Entitled to Vote on the Plan......................5
                     ------------------------------------
               2.    Voting Instructions.......................................7
                     -------------------
          E.   Confirmation Hearing............................................7
          F.   Confirmation of the Plan........................................9
          G.   Approval of the Disclosure Statement...........................10

III.  HISTORY AND ORGANIZATION OF THE DEBTORS.................................10
          A.   The Debtors' Business..........................................10
          B.   Formation and Growth...........................................11
               1.    The EyeCorp Acquisition..................................11
                     -----------------------
               2.    Other Acquisitions and Transactions......................12
                     ------------------------------------
          C.   Strategic Downsizing...........................................13
          D.   Disputes with Providers........................................13
          E.   March 1998 Restructuring Plan..................................14
          F.   Management Turnover............................................15
          G.   October 1998 Restructuring Plan................................16
          H.   The RAM Agreement..............................................16
          I.   Significant Prepetition Liquidation Events.....................17
          J.   Litigation Against Former Officers and Directors...............18
               1.    The Shareholder Action...................................18
                     -----------------------
               2.    RGB Litigation...........................................20
                     ---------------
               3.    Derivative Action........................................21
                     ------------------
               4.    Insurance Coverage.......................................22
                     -------------------
          K.   Tax Status.....................................................23
          L.   SEC Reporting Status...........................................23

IV.  THE CHAPTER 11 CASES.....................................................25
          A.   Management.....................................................25
          B.   Committees.....................................................25
          C.   Bar Dates......................................................28
          D.   Proofs of Claim................................................28

V.  LIQUIDATION PROGRAM.......................................................29
          A.   Overview of Debtors' Assets....................................29
          B.   Recovery of Value Through Buyouts..............................30

FIRST AMENDED DISCLOSURE STATEMENT ACCOMPANYING
FIRST AMENDED JOINT LIQUIDATING PLAN UNDER CHAPTER 11 - Page i
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          C.   Sale of Interests in ASCs to AmSurg Corp.......................31
          D.   Sale of Minority ASC Interests to Columbia.....................31
          E.   Sale of Remaining ASC Interests................................32
          F.   Settlement of Taboada Litigation...............................32
          G.   Sale and Abandonment of Furniture and Equipment................33
          H.   Avoidance Actions:  Preferential Transfers
               and Fraudulent Conveyances.....................................33
          I.   Causes of Action Against Former Officers and Directors.........34
          J.   Sale of Lakeland, Florida Real Estate..........................34

VI.  SUMMARY OF THE PLAN......................................................34
          A.   Brief Description of the Plan..................................34
          B.   Designation of Classes of Claims and Equity Interests..........35
          C.   Treatment of Claims and Equity Interests.......................35
               1.    Unclassified Claims......................................35
                     -------------------
                     a.   Administrative Claims...............................35
                     b.   Priority Tax Claims.................................37
               2.    Classified Claims........................................37
                     -----------------
                     a.   Classes 1A and 1B - Priority Non-Tax Claims.........37
                     b.   Classes 2A and 2B - General Unsecured Claims........37
                     c.   Class 3A - PRG Equity Interests.....................38
                     d.   Class 3B - EyeCorp Equity Interests.................38
               3.    Distributions............................................38
                     -------------
                     a.   Distributions to Creditors..........................38
                     b.   Distributions to Holders of Equity Interests........39
          D.   Resolution of Disputed Claims..................................39
               1.    In General...............................................39
                     -----------
               2.    Physician Claims.........................................40
                     -----------------
          E.   Means for Implementation.......................................43
               1.    The Liquidation Agent....................................43
                     ----------------------
                     a.   Powers and Responsibilities.........................43
                     b.   Retention of Professionals..........................45
                     c.   Key Employees.......................................45
               2.    Oversight Committee......................................46
                     --------------------
               3.    Operating Reserves.......................................47
                     -------------------

VII.  ADDITIONAL PROVISIONS AND EFFECT OF THE PLAN............................47
          A.   Legal Effect of the Plan.......................................47
               1.    Release of Claims and Injunction.........................47
                     ---------------------------------
               2.    Limitation of Liability..................................48
                     ------------------------
          B.   Conditions Precedent to Confirmation and Effective Date........49
               1.    Conditions to Confirmation...............................49
                     ---------------------------
               2.    Conditions to Effective Date.............................49
                     -----------------------------
               3.    Waiver of Conditions to Confirmation and Effective Date..49
                     -------------------------------------------------------

FIRST AMENDED DISCLOSURE STATEMENT ACCOMPANYING
FIRST AMENDED JOINT LIQUIDATING PLAN UNDER CHAPTER 11 - Page ii
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               4.    Modification or Revocation of the Plan; Severability.....50
                     ----------------------------------------------------
          C.   Executory Contracts and Unexpired Leases.......................50
               1.    Rejection................................................50
                     ----------
               2.    Rejection Damage Claims..................................50
                     ------------------------
          D.   Retention of Jurisdiction......................................51
          E.   Claims Filed After the Bar Date................................52
          F.   Setoffs and Subordination Rights...............................52
          G.   Time Bar to Payments and Unclaimed Distributions...............53

VIII.  ALTERNATIVES TO THE PLAN...............................................53

IX.  TAX CONSEQUENCES.........................................................54

X.  SOURCES OF INFORMATION....................................................54

XI.  CONCLUSION AND RECOMMENDATION............................................55


LIST OF SCHEDULES
-----------------

SCHEDULE I - PROVIDER LITIGATION
SCHEDULE II - CASH ACCOUNTS SUMMARY
SCHEDULE III - OPERATING REPORT
SCHEDULE IV - SUBSIDIARIES
SCHEDULE V - OPERATING RESERVE CALCULATION

FIRST AMENDED DISCLOSURE STATEMENT ACCOMPANYING
FIRST AMENDED JOINT LIQUIDATING PLAN UNDER CHAPTER 11 - Page iii
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           FIRST AMENDED DISCLOSURE STATEMENT DATED OCTOBER 13, 2000
           ---------------------------------------------------------

        SOLICITATION OF VOTES WITH RESPECT TO THE FIRST AMENDED JOINT
                     LIQUIDATING PLAN UNDER CHAPTER 11 OF
               PHYSICIANS RESOURCE GROUP, INC. AND EYECORP, INC.

         THE PLAN IS PROPOSED BY THE DEBTORS WHO STRONGLY URGE YOU TO
           VOTE TO ACCEPT IT.  THE PLAN ALSO HAS THE SUPPORT OF THE
          PHYSICIANS' COMMITTEE AND CERTAIN OF THE DEBTORS' LARGEST
                CREDITORS, WHO RECOMMEND YOU VOTE TO ACCEPT IT.

     THIS FIRST AMENDED DISCLOSURE STATEMENT (THE "DISCLOSURE STATEMENT") SOLICITS ACCEPTANCES OF THE FIRST AMENDED JOINT LIQUIDATING PLAN UNDER CHAPTER 11 (THE "PLAN") OF PHYSICIANS RESOURCE GROUP, INC. AND EYECORP, INC., AS DEBTORS AND DEBTORS IN POSSESSION (COLLECTIVELY, THE "DEBTORS") FROM HOLDERS OF CERTAIN CLAIMS AND EQUITY INTERESTS UNDER THE PLAN. THE PLAN IS BEING PROPOSED JOINTLY BY THE DEBTORS.

     THE PURPOSE OF THIS DISCLOSURE STATEMENT IS TO ENABLE YOU, IF YOU ARE A CREDITOR OR EQUITY SECURITY HOLDER WHOSE CLAIM OR INTEREST IS IMPAIRED AND WHO WILL RECEIVE A DISTRIBUTION UNDER THE PLAN, TO MAKE AN INFORMED DECISION IN EXERCISING YOUR RIGHT TO VOTE TO ACCEPT OR REJECT THE PLAN.

     THE DEBTORS BELIEVE THAT THE PLAN IS IN THE BEST INTERESTS OF HOLDERS OF CLAIMS AND EQUITY INTERESTS. ACCORDINGLY, HOLDERS OF IMPAIRED CLAIMS AND EQUITY INTERESTS WHO ARE ENTITLED TO VOTE ARE URGED TO VOTE IN FAVOR OF THE PLAN. VOTING INSTRUCTIONS ARE SET FORTH AT PAGES 7 THROUGH 8 OF THIS DISCLOSURE STATEMENT. TO BE COUNTED, YOUR BALLOT MUST BE FULLY COMPLETED, EXECUTED AND ACTUALLY RECEIVED NO LATER THAN 4:00 P.M. (CENTRAL TIME) ON NOVEMBER 27, 2000.

     THE CONFIRMATION AND EFFECTIVENESS OF THE PLAN ARE SUBJECT TO CERTAIN CONDITIONS PRECEDENT. THERE CAN BE NO ASSURANCE THAT THOSE CONDITIONS WILL BE SATISFIED OR WAIVED.

     HOLDERS OF IMPAIRED CLAIMS OR EQUITY INTERESTS SHOULD READ CAREFULLY THE DISCLOSURE STATEMENT AND THE PLAN IN THEIR ENTIRETY PRIOR TO VOTING ON THE PLAN.

     EACH HOLDER OF AN IMPAIRED CLAIM OR EQUITY INTEREST SHOULD CONSULT ITS INDIVIDUAL ATTORNEY, ACCOUNTANT AND/OR FINANCIAL ADVISOR AS TO THE EFFECT OF THE PLAN ON SUCH HOLDER.


FIRST AMENDED DISCLOSURE STATEMENT ACCOMPANYING
FIRST AMENDED JOINT LIQUIDATING PLAN UNDER CHAPTER 11 - Page 1
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     FOR THE CONVENIENCE OF HOLDERS OF CLAIMS AND EQUITY INTERESTS, THE
DISCLOSURE STATEMENT SUMMARIZES THE TERMS OF THE PLAN BUT THE PLAN ITSELF, INCLUDING ANY EXHIBITS THERETO AND THE PLAN DOCUMENTS, QUALIFIES ALL SUMMARIES. IF ANY INCONSISTENCIES EXIST BETWEEN THE PLAN AND THE DISCLOSURE STATEMENT, THE TERMS OF THE PLAN ARE CONTROLLING.

     THE DISCLOSURE STATEMENT MAY NOT BE RELIED UPON FOR ANY PURPOSE OTHER THAN TO DETERMINE WHETHER TO VOTE IN FAVOR OF OR AGAINST THE PLAN, AND NOTHING CONTAINED HEREIN SHALL CONSTITUTE AN ADMISSION OF ANY FACT OR LIABILITY BY ANY PARTY, OR BE ADMISSIBLE IN ANY PROCEEDING INVOLVING THE DEBTORS OR ANY OTHER PARTY, OR BE DEEMED CONCLUSIVE EVIDENCE OF THE LEGAL EFFECT OF THE LIQUIDATION OF THE DEBTORS ON HOLDERS OF CLAIMS OR EQUITY INTERESTS. CERTAIN OF THE INFORMATION CONTAINED IN THE DISCLOSURE STATEMENT, IS BY ITS NATURE, FORWARD LOOKING, CONTAINS ESTIMATES, FORECASTS AND ASSUMPTIONS WHICH MAY PROVE TO BE WRONG OR MAY BE MATERIALLY DIFFERENT FROM ACTUAL RESULTS.

     THE STATEMENTS CONTAINED IN THE DISCLOSURE STATEMENT ARE MADE AS OF THE DATE HEREOF UNLESS ANOTHER TIME IS SPECIFIED, AND NEITHER DELIVERY OF THE DISCLOSURE STATEMENT NOR ANY EXCHANGE OF RIGHTS MADE IN CONNECTION WITH THE PLAN SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN SINCE THE DATE THE DISCLOSURE STATEMENT AND THE MATERIALS RELIED UPON IN PREPARATION OF THE DISCLOSURE STATEMENT WERE COMPILED.

     THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT HAS NOT BEEN SUBJECT TO A CERTIFIED AUDIT OR INDEPENDENT VERIFICATION. THE INFORMATION CONTAINED HEREIN AND THE RECORDS KEPT BY THE DEBTORS ARE NOT WARRANTED OR REPRESENTED TO BE WITHOUT INACCURACY, ALTHOUGH GREAT EFFORT HAS BEEN MADE TO BE ACCURATE. IN THAT RESPECT, THE DEBTORS' WEEKLY CASH SUMMARY IS ATTACHED HERETO AS SCHEDULE II, AND THE DEBTORS' MOST RECENT OPERATING REPORTS ARE ATTACHED HERETO AS
SCHEDULE III.

     NO REPRESENTATIONS OR ASSURANCES CONCERNING THE DEBTORS OR THEIR BUSINESSES OR THE PLAN ARE AUTHORIZED BY THE DEBTORS OTHER THAN AS SET FORTH IN THIS DISCLOSURE STATEMENT AND THE EXHIBITS ATTACHED HERETO OR INCORPORATED BY REFERENCE OR REFERRED TO HEREIN. ANY REPRESENTATIONS OR INDUCEMENTS MADE BY ANY PERSON TO SECURE YOUR VOTE OTHER THAN THOSE CONTAINED HEREIN SHOULD NOT BE RELIED UPON IN ARRIVING AT ANY DECISION, AND SUCH ADDITIONAL REPRESENTATIONS OR INDUCEMENTS SHOULD BE REPORTED TO COUNSEL FOR THE DEBTORS.


FIRST AMENDED DISCLOSURE STATEMENT ACCOMPANYING
FIRST AMENDED JOINT LIQUIDATING PLAN UNDER CHAPTER 11 - Page 2
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     THE PLAN HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION APPROVED OR DISAPPROVED THIS DISCLOSURE STATEMENT OR PASSED UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN.

     THE DISCLOSURE STATEMENT AND THE PLAN ALSO DISCUSS CERTAIN PLAN DOCUMENTS INCLUDING, BUT NOT LIMITED TO THE AGENCY AGREEMENT. THE PLAN DOCUMENTS WILL BE FILED WITH THE BANKRUPTCY COURT FIFTEEN (15) DAYS BEFORE THE HEARING ON CONFIRMATION OF THE PLAN WHICH IS CURRENTLY SCHEDULED FOR DECEMBER 1, 2000, AT 9:15 A.M. (CENTRAL TIME). IF YOU WOULD LIKE A COPY OF THE PLAN DOCUMENTS WHEN THEY ARE FILED PLEASE CONTACT DEBTORS' COUNSEL, ROBIN RUSSELL AT (713) 220-4086.

     ALL CAPITALIZED TERMS USED BUT NOT OTHERWISE DEFINED HEREIN SHALL HAVE THE MEANING ASCRIBED TO THEM IN THE PLAN.

                           I.  PRELIMINARY STATEMENT

     The Debtors, Physicians Resource Group, Inc. ("PRG" or the "Company") and EyeCorp, Inc. ("EyeCorp," together with PRG, the "Debtors") have filed their First Amended Joint Liquidating Plan Under Chapter 11 dated October 13, 2000 (the "Plan"), a copy of which is attached hereto as Exhibit "A". All
                                                    ----------
capitalized terms used herein shall have the meanings assigned in the Plan unless otherwise defined herein.

     The Plan is a liquidating plan and does not contemplate the financial rehabilitation of the Debtors or the continuation of their businesses (except with respect to any physicians and practices who cure their contractual defaults and request that the Debtors recommence providing management services). Accordingly, the Debtors will not receive a discharge. Many of the Debtors' assets have been or are in the process of being liquidated, and the Plan contemplates that the remaining unliquidated assets (primarily subsidiaries of PRG and EyeCorp and causes of action of the bankruptcy estates) will be liquidated either by the Debtors or, after the Effective Date of the Plan, by the Liquidation Agent appointed pursuant to the Plan.

     Funds generated from the liquidation of assets will be paid to creditors as set forth in the Plan. Holders of equity interests will not receive or retain any property under the Plan with respect to their holdings unless and until all creditors have been paid in full.

     The Plan states that U.S. Trust Company of Texas, NA (the "Indenture Trustee") has filed a claim on behalf of the holders of the PRG's Debentures and will make distributions to the holders of the Debentures.


FIRST AMENDED DISCLOSURE STATEMENT ACCOMPANYING
FIRST AMENDED JOINT LIQUIDATING PLAN UNDER CHAPTER 11 - Page 3

     The Debtors currently anticipate that an initial distribution is likely to be made within fifteen (15) days after the date on which the last Physician Claim is estimated. The amount of any initial distribution will depend upon the reserve which will be necessary for disputed claims.

     The Debtors have worked to maximize the value of the bankruptcy estates' assets and these efforts have resulted in substantial funds coming into the bankruptcy estates for distribution to creditors under the Plan. The Debtors believe that the Plan is the best mechanism by which to provide the earliest possible distribution to creditors, while also maximizing the value of the Debtors' remaining assets by permitting the orderly completion of the liquidation process already underway.

     A ballot for casting your vote to accept or reject the Plan is enclosed. Instructions for completing and returning the ballot are printed on the ballot itself. IN ORDER FOR YOUR VOTE TO COUNT, YOUR BALLOT MUST BE RECEIVED BY THE DEBTORS' COUNSEL AT THE ADDRESS STATED ON THE BALLOT NO LATER THAN 4:00 P.M. CENTRAL TIME ON NOVEMBER 27, 2000. Also enclosed is a Notice of Buyout Election for the holders of Physician Claims to indicate whether they elect to enter into a buyout under the Discount Formula. ALL NOTICES OF BUYOUT ELECTION MUST BE RECEIVED BY THE DEBTORS NO LATER THAN MARCH 1, 2001. IF A NOTICE OF BUYOUT ELECTION IS RECEIVED BY 12:01 A.M. ON DECEMBER 1, 2000, AN ADDITIONAL DISCOUNT WILL BE AVAILABLE. SEE SECTION VI(D)(2), BELOW.

     Creditors should note that amendments beneficial to one or more classes of Claims without further impairment of other classes may be made in the Plan prior to Confirmation. Amendments of that nature may be approved by the Bankruptcy Court at the Confirmation Hearing without resolicitation of Creditors and Equity Interest Holders.

                               II.  INTRODUCTION

     A.   Purpose of Disclosure Statement

     This Disclosure Statement has been prepared by the Debtors to provide information that the Bankruptcy Court has determined to be material and necessary to enable creditors of the Debtors and other parties in interest to make informed decisions when voting to accept or reject the Plan. Confirmation of a plan of reorganization pursuant to Chapter 11 of the Bankruptcy Code depends in part upon the receipt of a sufficient number of votes in favor of reorganization under the terms and conditions set forth in the Plan.

     B.   Brief Explanation of Chapter 11

     Pursuant to Chapter 11 of the Bankruptcy Code, a debtor may reorganize its business for its own benefit and that of its creditors and equity interest holders. To facilitate this process, all efforts to collect pre-petition claims from a debtor and any secured creditor's attempts to foreclose on or seize property of the debtor are stayed during the pendency of the reorganization proceeding.


FIRST AMENDED DISCLOSURE STATEMENT ACCOMPANYING
FIRST AMENDED JOINT LIQUIDATING PLAN UNDER CHAPTER 11 - Page 4

     The formulation of a plan of reorganization is the principal purpose of a Chapter 11 reorganization case. Chapter 11 also permits the filing and confirmation of liquidating plans such as the Debtors' Plan. The Plan is the Debtors' proposal for satisfying the claims against them and winding up their businesses.

     C.   Classification of Claims and Interests

     Pursuant to sections 1122(a) and 1123(a)(1), Claims against and Equity Interests in the Debtors must each be placed into a class with other similar claims and interests. In accordance with Bankruptcy Code section 1123(a)(1), Administrative Claims are not classified in the Plan. The Plan classifies all other Claims and Equity Interests against the Debtors as follows:

          Class     Claimants
          -----     ---------
            1A      Priority Non-Tax Claims Against PRG
            2A      Unsecured Claims Against PRG
            3A      PRG Equity Interests
            1B      Priority Non-Tax Claims Against EyeCorp
            2B      Unsecured Claims Against EyeCorp
            3B      EyeCorp Equity Interests

     The holders of Class 1A and 1B Claims are unimpaired under section 1124(1) of the Bankruptcy Code, in that such holders' legal, equitable and contractual rights will be left unaltered under the Plan. As a consequence, such holders are conclusively presumed to have accepted the Plan and will not be entitled to vote thereon. All other creditors and equity security holders will receive a ballot on which to indicate their vote to accept or reject the Plan.

     D.   Voting

          1.   Persons Entitled to Vote on the Plan
               ------------------------------------

     A holder of a Claim against or Equity Interest in the Debtors whose Claim or Equity Interest is impaired under the Plan is entitled to vote to accept or reject the Plan if either (i) its Claim has been scheduled by the Debtors and such Claim is not scheduled as disputed, contingent, or unliquidated or (ii) it has filed a proof of claim on or before the applicable Bar Date set by the Bankruptcy Court for such filings or any extension of such dates approved by the Bankruptcy Court (see below). ANY CLAIM AS TO WHICH AN OBJECTION HAS BEEN FILED IS NOT ENTITLED TO VOTE UNLESS THE BANKRUPTCY COURT, UPON APPLICATION OF THE HOLDER TO WHOSE CLAIM OBJECTION HAS BEEN MADE, TEMPORARILY ALLOWS SUCH CLAIM IN AN AMOUNT THAT IT DEEMS PROPER FOR THE PURPOSE OF ACCEPTING OR REJECTING THE PLAN. A ballot may be disregarded if the Bankruptcy Court determines, after notice and a hearing, that such ballot was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code.


FIRST AMENDED DISCLOSURE STATEMENT ACCOMPANYING
FIRST AMENDED JOINT LIQUIDATING PLAN UNDER CHAPTER 11 - Page 5

     The allowance of any Claim for the purpose of voting on the Plan shall not constitute an allowance of the Claim for purposes of receiving any distribution pursuant to the Plan. Similarly, any references in the Plan or Disclosure Statement to any Claims shall not constitute an admission of the existence, nature, extent or enforceability thereof.

     All proofs of claim by creditors of PRG, other than governmental units, must have been filed with the Clerk of the Bankruptcy Court by 4:00 p.m. Central Time on April 17, 2000. Proofs of claim by governmental units must have been filed by 4:00 p.m. Central Time on July 31, 2000. All proofs of claim by creditors of EyeCorp, other than governmental units, must have been filed with the Clerk of the Bankruptcy Court by 4:00 p.m. Central Time on September 25, 2000. Proofs of claim by governmental units must be filed by 4:00 p.m. Central Time on November 21, 2000 (the applicable last date to file a proof of claim against PRG or EyeCorp is referred to as the "Bar Date"). IF A CLAIMANT HAS ALREADY FILED A PROOF OF CLAIM WITH THE BANKRUPTCY COURT OR IS NOT LISTED IN THE DEBTORS' SCHEDULES AS CONTINGENT, UNLIQUIDATED, OR DISPUTED, A PROOF OF CLAIM NEED NOT BE OR HAVE BEEN FILED. The schedules for all of the Debtors are on file with the Bankruptcy Court and are available for inspection during normal business hours at the Office of the Clerk, United States Bankruptcy Court for the Northern District of Texas, Dallas Division, 1100 Commerce Street, 12/th/ Floor, Dallas, Texas 75242.

     As set forth in section 1124 of the Bankruptcy Code, a class of claims or interests is "impaired" under a plan of reorganization unless, with respect to each claim of such class, the plan:

          (a) leaves unaltered the legal, equitable, and contractual rights of the holder of such claim or interest; or

          (b) notwithstanding any contractual provision or applicable law that entitles the holder of a claim or interest to demand or receive accelerated payment of such claim after the occurrence of a default:

               (1) cures any such default that occurred before or after the commencement of the case under the Bankruptcy Code, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code;

               (2) reinstates the maturity of such claim or interest as it existed before such default;

               (3) compensates the holder of such claim for any damages incurred as a result of any reasonable reliance on such contractual provision or such applicable law; and


FIRST AMENDED DISCLOSURE STATEMENT ACCOMPANYING
FIRST AMENDED JOINT LIQUIDATING PLAN UNDER CHAPTER 11 - Page 6

               (4) does not otherwise alter the legal, equitable or contractual rights to which such claim or interest entitles the holder of such claim or interest.

     Holders of Claims and Equity Interests in Classes 2A, 2B, 3A and 3B are impaired and entitled to vote on the Plan.

          2.   Voting Instructions
               -------------------

     After carefully reviewing this Disclosure Statement, including the attached Exhibits, please indicate your acceptance or rejection of the Plan by voting in favor of or against the Plan on the enclosed ballot and returning the same to the address set forth on the ballot in the enclosed return envelope so that it shall be received by counsel for the Debtors no later than 4:00 p.m., Central Time, on November 27, 2000.

     TO BE SURE YOUR BALLOT IS COUNTED, YOUR BALLOT MUST BE RECEIVED NO LATER THAN 4:00 P.M. CENTRAL TIME ON NOVEMBER 27, 2000. Please review your ballot for detailed voting instructions and the name, address, and phone number of the person you may contact if you have questions regarding the voting procedures.

     If you do not vote to accept the Plan or if you are the holder of an unimpaired Claim or Equity Interest, you may be bound by the Plan if it is accepted by the requisite number/percentage of holders of Claims and/or Equity Interests.

     If you are the holder of a Physician Claim who is entitled to vote on the Plan but you do not vote to accept or reject the Plan, if you submit a Notice of Buyout Election prior to 12:01 a.m. on December 1, 2000, you will be deemed to have accepted the Plan.

     E.   Confirmation Hearing

     Pursuant to section 1128(a) of the Bankruptcy Code, a hearing on Confirmation of the Plan (the "Confirmation Hearing") has been scheduled to take place on December 1, 2000 at 9:15 a.m., before the Honorable Robert C. McGuire, United States Bankruptcy Judge, United States Bankruptcy Court for the Northern District of Texas, Dallas Division, 1100 Commerce Street, 14/th/ Floor, Dallas, Texas 75242 (the "Bankruptcy Court"). At the Confirmation Hearing, the Bankruptcy Court will consider whether the Plan satisfies the requirements of the Bankruptcy Code. At that time the Bankruptcy Court also will receive and consider a "ballot report" tabulating the votes for acceptance or rejection of the Plan by the parties entitled to vote.

     Section 1128(b) of the Bankruptcy Code provides that any party in interest may object to confirmation of a Chapter 11 plan. The Bankruptcy Court has directed that objections, if any, to confirmation of the Plan be filed with the Bankruptcy Court on or before 4:00 p.m., Central Time, on November 14, 2000, and simultaneously served on the following parties:


FIRST AMENDED DISCLOSURE STATEMENT ACCOMPANYING
FIRST AMENDED JOINT LIQUIDATING PLAN UNDER CHAPTER 11 - Page 7

Debtors:                                     Counsel for the Debtors:
--------                                     ------------------------

Michael W. Yeary                             Robin Russell, Esq.
Physicians Resource Group, Inc.              Andrews & Kurth L.L.P.
5005 Riverway, Suite 400                     600 Travis, Suite 4200
Houston, Texas  77056                        Houston, Texas  77002
Internal Revenue Service

Internal Revenue Service                     U.S. Trustee:
------------------------                     -------------

Special Procedures Staff                     George McElreath, Esq.
Internal Revenue Service                     United States Trustee
Mail Code 5020-DAL                           United States Courthouse, Room 9C60
1100 Commerce Street, Room 9B8               1100 Commerce Street
Dallas, Texas  75242                         Dallas, Texas  75242

Counsel for Official Committee of Equity     Securities and Exchange Commission:
----------------------------------------     -----------------------------------
Security Holders
----------------

Terry Bell, Esq.                             Sonia U. Chae, Esq.
Bell, Nunnally & Martin LLP                  Securities & Exchange Commission
1400 One McKinney Plaza                      500 W. Madison Street - Suite 1400
Dallas, Texas  75204-2429                    Chicago, Illinois  60661-2511

Counsel for Physicians Committee             Counsel for Resurgence Asset
--------------------------------             ----------------------------
                                             Management, LLC
                                             ---------------

William B. Finkelstein, Esq.                 Marc S. Kirschner, Esq.
Hughes & Luce                                Jones, Day, Reavis & Pogue
1717 Main Street, Suite 2800                 599 Lexington Avenue
Dallas, Texas 75201                          New York, New York 10022


     Objections to confirmation of the Plan are governed by Rule 9014. UNLESS AN OBJECTION TO CONFIRMATION IS TIMELY SERVED AND FILED, THE BANKRUPTCY COURT MAY NOT CONSIDER IT.

     F.   Confirmation of the Plan

     There are two methods by which the Bankruptcy Court may confirm a Plan. These include the "acceptance" method, in which all the impaired classes of Claims and Equity Interests have voted in the requisite amounts to accept the Plan, and the Plan complies with 11 U.S.C. (S)1129(a). The second, known as the "cram-down" method, requires that at least one class of impaired Claims and


FIRST AMENDED DISCLOSURE STATEMENT ACCOMPANYING
FIRST AMENDED JOINT LIQUIDATING PLAN UNDER CHAPTER 11 - Page 8

Equity Interests has voted to accept the Plan and that certain other requirements (discussed below) are met with respect to all other impaired classes of Claims or Interests.

     To be confirmed under the non-acceptance or cram-down method, a plan must be accepted by at least one class that is "impaired." A claim that will not be repaid in full or for which the legal, equitable or contractual rights are altered is considered "impaired," unless its treatment under a plan complies with 11 U.S.C. (S)1124(1), (2) or (3). A holder of a claim that is impaired under a plan of reorganization is entitled to vote to accept or reject that plan if the claim has been allowed or is deemed allowed under section 502 of the Bankruptcy Code, or is temporarily allowed for voting purposes under Bankruptcy Rule 3018. For a class of claims to accept a plan, at least two-thirds (2/3) in amount and more than one-half ( 1/2) in number of the claims actually voting in that class must vote in favor of the Plan. BALLOTS OF HOLDERS OF IMPAIRED CLAIMS THAT ARE SIGNED AND RETURNED, BUT DO NOT EXPRESSLY INDICATE EITHER AN ACCEPTANCE OR REJECTION OF THE PLAN, WILL BE COUNTED AS ACCEPTING THE PLAN. BALLOTS THAT ARE SIGNED AND RETURNED BUT THAT DO NOT INDICATE A CONSENT OR LACK OF CONSENT TO THE RELEASE CONTAINED IN SECTION 12.4 OF THE PLAN WILL BE DEEMED TO BE A CONSENT. ADDITIONALLY, IF A SIGNED BALLOT IS NOT RETURNED PRIOR TO THE VOTING DEADLINE BUT A NOTICE OF BUYOUT ELECTION (see section VI(D)(2), below) IS RETURNED PRIOR TO 12:01 A.M. ON DECEMBER 1, 2000, IT WILL BE COUNTED AS AN ACCEPTANCE OF THE PLAN AND A CONSENT TO THE RELEASE AND INJUNCTION CONTAINED THEREIN. A BALLOT ACCEPTING THE PLAN MAY NOT BE REVOKED WITHOUT THE CONSENT OF THE DEBTORS OR APPROVAL OF THE BANKRUPTCY COURT.

     Section 1129(b) of the Bankruptcy Code allows the Bankruptcy Court to confirm a plan notwithstanding its rejection by one or more impaired classes, if, as to such impaired class or classes, the plan "does not discriminate unfairly" and is "fair and equitable", which terms have specific meanings unique to bankruptcy law. Those requirements are summarized as follows:

     a. With respect to classes of secured creditors, a plan is fair and equitable if each holder of a claim in that class (a) retains its lien and receive cash payments equal to the allowed amount of its claim,
          (b) receive the proceeds from the sale of its collateral, or (c) realize the indubitable equivalent of its claim. With respect to classes of unsecured claims, a plan is fair and equitable if no class junior to that class will receive or retain any property under the plan until each holder of a claim in the dissenting class is paid in full.

     b. The requirement that a plan not "discriminate unfairly" means, among other things, that a dissenting class must be treated substantially equally with respect to other classes of equal rank.

To the extent the Plan is not accepted by all classes of Claims and Equity Interests, the Debtors will seek to confirm the Plan under section 1129(b) of the Bankruptcy Code.


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     Confirmation of the Plan makes the Plan and its provisions binding on the
Debtors, all Creditors, all holders of Equity Interests, and other parties in interest, regardless of whether they have accepted or rejected the Plan.

     Prior to the time the Bankruptcy Court approved this Disclosure Statement for distribution to all creditors and parties in interest, the Debtors filed a motion to estimate all Physician Claims at $1.00 each for voting purposes only (the "Estimation Motion"). In the Estimation Motion, the Debtors stated their position to be that each physician/physician practice proof of claim on file was entitled to one vote. Both RAM and the Physicians' Committee agreed that, for voting purposes, Physician Claims should be estimated at $1.00 each. However, RAM and the Physicians' Committee differed on how to determine the number of votes to be accorded to Physician Claims. The position of the Physicians' Committee is that each individual physician and its related Eyecare Practice are each entitled to one vote. RAM's position is that only the Eyecare Practices, and not their related physicians, should be entitled to one vote each. Due to the fact that RAM and the Physicians' Committee were able to reach an agreement on the terms of the Plan, the Estimation Motion has been deferred. If RAM and/or the Physicians' Committee determine that a ruling on the Estimation Motion is required, it will be heard by the Bankruptcy Court at the Confirmation Hearing. Pending such a determination by RAM or the Physicians' Committee, each Eyecare Practice and its affiliated physicians that filed a proof of claim will be supplied with a Ballot to vote on the Plan.

     G.   Approval of the Disclosure Statement

     A decision by the Bankruptcy Court to approve this Disclosure Statement under 11 U.S.C. (S)1125 as containing information of a kind and in sufficient detail to enable a reasonable, hypothetical investor typical of holders of impaired Claims to make an informed judgment about the Plan is not a recommendation by the Bankruptcy Court either for or against the Plan.

                 III.  HISTORY AND ORGANIZATION OF THE DEBTORS

     A.   The Debtors' Business

     PRG was formed as a physician practice management ("PPM") company specializing in providing practice management services to ophthalmic and optometric practices ("Eyecare Practices") and ambulatory surgery centers ("ASCs"). Generally, in connection with establishing a management services relationship with an Eyecare Practice, PRG, through a subsidiary, purchased the assets used in the operation of the Eyecare Practice and entered into a long-term Management Service Agreement ("MSA") with the Eyecare Practice pursuant to which PRG or a subsidiary was the exclusive provider of non-medical, business management services for the Eyecare Practice. Under the terms of the MSA, the Eyecare Practice is required to pay to PRG a contractually stated management fee. PRG typically funded the purchase price for assets of Eyecare Practices and ASCs with PRG Common Stock, cash, and notes or a combination thereof.

     A related aspect of PRG's business involves the ownership of interests in and management of ASCs. An ASC is a licensed healthcare facility at which physicians perform surgical procedures


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

that do not typically require an overnight stay. A number of the Eyecare Practices whose assets PRG acquired had already established ASCs in conjunction with such practices. PRG often acquired (i) all or a portion of the equity ownership of the entities that owned such ASCs or (ii) an interest in the ASC under the terms of an MSA.

     B.   Formation and Growth

     PRG was incorporated in 1993 but did not conduct any significant operations until its initial public offering and reorganization in June 1995, at which time the Company began operations as a provider of PPM services to its ten (10) founding Eyecare Practices (the "Founding Practices"). PRG acquired the assets of and entered into MSAs with the Founding Practices concurrently with the consummation of PRG's initial public offering of its Common Stock. The initial per share offering price was $13.00.

          1.   The EyeCorp Acquisition
               -----------------------

     Incorporated in Tennessee on January 18, 1994, EyeCorp was a PPM formed to acquire the tangible and intangible assets, including equipment and accounts receivable, of selected practices, ambulatory surgery centers and related medical facilities, and thereafter to deliver management services to its affiliated practices.

     On December 22, 1995, an Amended and Restated Agreement and Plan of Merger was entered into among PRG, EyeCorp and PRG Acquisition Corporation, a newly formed, wholly owned Delaware subsidiary of PRG ("PRG Sub"). Pursuant to the Amended and Restated Agreement and Plan of Merger, PRG Sub merged with and into EyeCorp, with EyeCorp surviving the merger. The merger, effective March 18, 1996, was accounted for as a pooling of interests.

     At the time of the merger with PRG, EyeCorp was providing management services to 53 practices located in Arkansas, California, Illinois, Kentucky, Massachusetts, Mississippi, Missouri, Ohio, Tennessee and Texas. Additionally, EyeCorp owned and managed five (5) ASCs located in Massachusetts, Mississippi, Missouri and Tennessee.

     The EyeCorp practices were in large part managed out of a central business office located in Memphis, Tennessee. The Memphis staff consisted of financial personnel who serviced the EyeCorp practices, including an accounts payable clerk, Rose Delgado ("Delgado"). PRG Vice-President Steve Rudolph ("Rudolph") was the regional director of operations in Memphis. Both Rudolph and Delgado left PRG in early 2000 and the Memphis operations were moved to PRG's Houston office.


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          2.   Other Acquisitions and Transactions.
               ------------------------------------

     PRG made no acquisitions during 1995 other than the acquisitions of the assets of the Founding Practices. During 1996, however, the Company acquired the assets of 45 Eyecare Practices and 11 ASCs. Additionally, during 1996, PRG acquired three PPM companies which were competitors in the ophthalmic PPM industry: EyeCorp (discussed above), American Ophthalmic, Inc. ("AOI") and EquiMed, Inc. ("EquiMed"). These acquisitions and other capital expenditures in 1996 were funded by PRG from the net proceeds of its initial public offering, net proceeds of a public offering of PRG Common Stock completed in May 1996, net proceeds of an offering of 6% Convertible Subordinated Debentures ("Debentures") that was consummated by PRG in December 1996, borrowings under bank credit facilities and cash generated by operations.

     During late 1995 and early 1996, PRG and EyeCorp established an aggregate of $55,000,000 in credit facilities with NationsBank of Tennessee, N.A. ("NationsBank"). Funds available under these credit facilities as well as the proceeds of a $30 million bridge loan were used to fund acquisitions, capital expenditures and working capital throughout 1996.

     In May 1996, PRG completed a secondary offering of 5,750,000 shares of PRG Common Stock at $28.50 per share (the "1996 Public Offering"). In connection with the 1996 Public Offering, 4,250,000 shares of PRG Common Stock were sold by the Company and 1,500,000 shares of PRG Common Stock were sold by existing stockholders. Proceeds to the Company, net of underwriting commissions and offering costs, were approximately $113,640,000. These proceeds were used to retire existing indebtedness and fund acquisitions.

     As stated above, in December 1996, PRG consummated an offering of $125,000,000 in principal amount of Debentures. The Debentures, due in 2001, bear interest at the rate of 6% per annum payable June 1 and December 1 of each year, are convertible into Common Stock of the Company at $25 per share at the option of the holder, and were redeemable by the Company prior to December 6, 1999. The net proceeds of the Debenture offering were approximately $121,679,000. Of this amount, approximately $80,000,000 was used to retire indebtedness to NationsBank.

     In March 1997, PRG arranged for a new $90,000,000 credit facility (the "NationsBank Credit Facility") with a syndicate of banks led by NationsBank, to be used for acquisitions, capital expenditures, working capital and common stock repurchases. The NationsBank Credit Facility was secured by the stock of and guaranteed by the subsidiaries of PRG.

     In 1997, PRG continued to acquire the assets of additional Eyecare Practices, but began to concentrate on in-market acquisitions (i.e., acquisitions that were combined with existing Eyecare Practices already affiliated with PRG). PRG also restructured the terms of its agreements with certain Eyecare Practices during 1997 (primarily a number of smaller optometry practices), which resulted in either the complete termination of any affiliation with these practices or the elimination of any significant relationship, or otherwise modified the terms of the management services relationship with PRG. Additionally, during late 1997 and early 1998, PRG made a decision to terminate its affiliations with a number of other affiliated Eyecare Practices and to sell and/or dispose


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of the assets and liabilities associated therewith. This decision and the effects resulting therefrom are discussed in more detail below.

     As referred to above, at various times during 1997, PRG acquired the assets of 27 Eyecare Practices and interests in three (3) ASCs. The aggregate consideration for these acquisitions was $37,790,000 in cash, promissory notes, convertible promissory notes and PRG Common Stock (valued at the market price on date of issuance). In addition to these Eyecare Practice and ASC acquisitions, PRG developed two (2) ASCs in 1997. Seventeen of these 27 Eyecare Practice acquisitions were combined into existing Eyecare Practices already affiliated with PRG. As a consequence of these acquisition and growth activities, as of April 1, 1998, PRG or its subsidiaries owned interests in and/or provided management services to 130 Eyecare Practices and 48 ASC's.

     C.   Strategic Downsizing

     During the latter half of 1997, PRG initiated a strategic review of its assets, operations and available resources, which resulted in the Company deciding, during the third quarter of 1997, to begin the process of terminating its affiliations with approximately 13 Eyecare Practices and to sell and/or dispose of certain of the assets and liabilities associated therewith. In connection with these terminations and dispositions, PRG recorded pre-tax charges of approximately $27,750,000 as of September 30, 1997. During the fourth quarter of 1997 and early 1998, in conjunction with a change of executive management, PRG identified an additional 24 Eyecare Practice affiliations to be terminated. PRG recorded additional pre-tax charges of approximately $37,634,000 with respect to (1) the then anticipated dispositions of these Eyecare Practice assets and liabilities, and (2) the anticipated losses on the disposition of seven (7) small optometry practice affiliations. PRG thus recorded total pre-tax charges during 1997 of approximately $65,384,000 in connection with the sale, disposition or disassociation of all 44 Eyecare Practices.

     D.   Disputes with Providers

     As indicated above, most of the transactions between PRG and its affiliated physicians were funded, in whole or in part, with PRG Common Stock. PRG's stock price declined substantially during the last quarter of 1996 and throughout 1997 and 1998, going from a peak price of $34.375 in the third quarter of 1996, to $11.56 in the third quarter of 1997, to $4.75 in the first quarter of 1998. As the value of PRG Common Stock began to fall, affiliated physicians began to voice dissatisfaction and began withholding payment of PRG's management fees and ASC profits. In ever-increasing numbers, the Eyecare Practices excluded PRG from any involvement in the business management aspect of those Eyecare Practices and ASCs. Eyecare Practices also began bringing lawsuits or commencing arbitration proceedings against PRG and/or its subsidiaries.
Although PRG and its subsidiaries denied the allegations of the Eyecare Practices and generally asserted counterclaims to recover the amounts owed to PRG and its subsidiaries by those Eyecare Practices and related ASCs, PRG's revenues were substantially negatively impacted.

     Over time, the number of Eyecare Practices intentionally breaching their MSAs by refusing to pay management fees and PRG's portion of ASC profits increased, as did the number of lawsuits


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

filed by Eyecare Practices against PRG and/or its subsidiaries. PRG and/or its subsidiaries also continued filing counterclaims against Eyecare Practices that had defaulted on their obligations to PRG. In other instances, PRG and/or its subsidiaries filed lawsuits as plaintiffs against the defaulting parties. These lawsuits and other controversies related to the Eyecare Practices, which are referred to herein as the "Provider Litigation," consumed a substantial amount of PRG's funds through legal fees and related expenses. A schedule of all currently pending Provider Litigation is attached hereto as Schedule I. The Debtors believe they will prevail in each of these litigations.

     E.   March 1998 Restructuring Plan

     In March of 1998, PRG's management and Board of Directors adopted a restructuring plan that required widespread physician acceptance and stockholder approval to be successful. This March 1998 plan involved a sale by PRG of assets used in the operation of Eyecare Practices to the Eyecare Practices electing to participate in the plan and the assumption by the participating Eyecare Practices of all liabilities of PRG related thereto. This restructuring plan also contemplated a modification of the MSAs between the Company and participating Eyecare Practices by shortening the term of the MSA and narrowing the focus of the management services to be provided by the Company to the Eyecare Practices. A proposal approving this restructuring plan was included in the proxy statement related to the Company's 1998 Annual Stockholders Meeting (the "Proxy Statement"). However, this proposal ultimately was not submitted to the Company's stockholders for their approval because at the time of the stockholders' meeting, the Company's management was negotiating with David Meyer, M.D. with respect to an alternative restructuring proposal.

     In July 1998, the Company entered into a letter of intent with Dr. Meyer which required a standstill with respect to the restructuring plan proposed in the Proxy Statement. The letter of intent set forth a restructuring proposal (the "July 1998 Restructuring Proposal") which contemplated the following:

     . A tender offer for a portion of PRG's outstanding shares of common stock at a price of $5.00 per share;

     . Settlement of disputes between PRG and its affiliated Eyecare Practices related to certain accounts receivable and accounts payable issues;

     . Restructuring of MSAs between the Company and affiliated Eyecare Practices to shorten the term and limit the services to be provided by the Company; and

     . The sale of PRG's interests in surgery centers previously wholly-owned by PRG.

     The July 1998 Restructuring Plan was conditioned, among other things, upon settlement of the Company's stockholder class action litigation (discussed in subsection J, below), settlement of litigation between the Company and its affiliated Eyecare Practices, receipt of financing for the


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tender offer and receipt of a fairness opinion indicating that the July 1998
Restructuring Plan was fair to PRG's stockholders from a financial point of view. The July 1998 Restructuring Plan ultimately was not consummated.

     F.   Management Turnover

     At the time of the merger with PRG, the EyeCorp Board of Directors consisted of David Meyer, M.D., Thomas A. Browning, M.D., Stephen H. Rudolph and Lucius E. Burch, III. Dr. Meyer, Mr. Rudolph and Dr. Browning had served as directors of EyeCorp since 1994; Mr. Burch was elected to the Board of Directors in 1995. The 1996 merger agreement with PRG provided that EyeCorp would be permitted to nominate four individuals to the Board of Directors of PRG. Initially, only three individuals were nominated: Dr. Meyer, James W. Rayner, M.D., and Mr. Burch. Subsequently, Joe Ellis, an EyeCorp O.D., was added to the PRG board.

     During 1997 and 1998, PRG experienced turnover in its executive ranks. For example, Richard Owen, the Company's President, resigned effective October 31, 1997; Emmett E. Moore, the Company's Chairman of the Board and Chief Executive Officer, resigned from the Company on November 19, 1997; Richard Gilleland, who succeeded Mr. Moore as the Company's Chairman of the Board and Chief Executive Officer, resigned from his position in October 1998; and Peter Dorflinger, Mr. Owen's successor, left the Company in November 1998. Mark Kingston, the Company's Chief Development Officer, left the Company in March 1998 and Richard D'Amico, the Company's General Counsel, left the Company in June 1998. David Real, the Company's Chief Financial Officer (who was hired in March, 1997), resigned effective December 31, 1997. Pamela Westbrook, Mr. Real's successor as Chief Financial Officer who was hired in March, 1998, resigned effective October 2, 1998, and Ann Cheney, who succeeded Ms. Westbrook as Chief Financial Officer resigned in November, 1998.

     In January 1998, the number of members of the Board of Directors of the Company was reduced from fourteen to five. Additionally, in late October 1998 the membership of PRG's Board of Directors again changed substantially. On October 30, 1998, PRG's then-current Board of Directors elected a number of new directors, including David Meyer, M.D., David Dulaney, M.D. and John Shepherd, M.D., and then resigned.

     G.   October 1998 Restructuring Plan

     In late October 1998, the Company's Board of Directors was comprised of David Meyer, M.D., John Shepherd, M.D., David Dulaney, M.D. and Lucius E. Burch, III (the "Restructuring Board"). At that time, the Restructuring Board was confronted with a situation in which (i) PRG faced substantial litigation, (ii) PRG's relationships with its affiliated Eyecare Practices had deteriorated and
(iii) PRG owed approximately $9.5 million and was in technical default under the NationsBank Credit Facility. The Restructuring Board, together with PRG's management and independent consultants, engaged in efforts to restructure PRG's business and address PRG's financial problems.


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     To this end, a plan consisting of two essential components was formulated to maximize the value of PRG's business and assets. The first component of the Restructuring Board's plan was development of a program pursuant to which PRG would, in a buyout transaction ("Buyout") with Eyecare Practices (i) sell to the Eyecare Practice the assets owned by PRG or one of its subsidiaries that were used in the operation of the Eyecare Practice, (ii) transfer the liabilities of PRG related to the operations of the Eyecare Practice back to the Eyecare Practice, (iii) collect amounts owed by the Eyecare Practice and its affiliates to PRG, (iv) release the Eyecare Practice and affiliated physicians from further obligations under the MSAs and related employment agreements, (v) cancel notes and other indebtedness owed by PRG to the Eyecare Practice and affiliated physicians and (vi) enter into mutual releases. In establishing and arriving at the buy-out formulas and underlying methodologies and assumptions, PRG was assisted and advised by the financial advisory firm of Houlihan, Lokey, Howard & Zukin ("Houlihan").

     The second component of the Restructuring Board's Plan involved a search for a strategic partner to purchase certain of PRG's interests in ambulatory surgical centers.

     H.   The RAM Agreement

     On March 19, 1999 PRG entered into a Debenture Restructuring Agreement (the "RAM Agreement") with Resurgence Asset Management, LLC ("RAM") on behalf of itself and the funds that it manages which, at the date of the RAM Agreement, owned $91.896 million principal amount of the Debentures. Pursuant to the RAM Agreement, RAM loaned PRG $3.75 million (the "RAM Loan") to pay interest on the Debentures that was due December 1, 1998. The RAM Loan was secured by a pledge of the stock of PRG's subsidiaries, had a one percent (1%) origination fee and accrued interest at 20% per annum. Also pursuant to the RAM Agreement, the parties agreed to complete a restructuring, which would allow PRG to, inter alia, retire the indebtedness evidenced by the Debentures for $80 million in cash or notes generated from the Buyouts, $20 million in cash from the sale of ASCs and 50% of PRG's net proceeds from the Taboada litigation (described in section V(F), below).

     The RAM Agreement provides that RAM's agreement to the proposal is subject to completion of the restructuring on or before September 30, 1999. The restructuring was not completed by that date. The RAM Agreement also requires a two-day advance notice period prior to termination if the basis for termination is that the restructuring was not completed on or before September 30, 1999.
RAM has not provided the Debtors with any such notice. Even though the restructuring was not completed by September 30, 1999, RAM's subsequent actions vis-a-vis the Debtors, in conjunction with the lack of notice of termination, could support an argument that the RAM Agreement is still in effect and enforceable. RAM has advised the Debtors that RAM believes the RAM Agreement was terminated.

     If the RAM Agreement is still in effect and if it is an executory contract assumable by PRG, the Indenture Trustee's Claim could be reduced in accordance with the terms of the RAM Agreement, thereby increasing the possibility of a distribution to holders of PRG Equity Interests. Although PRG has advised the Equity Committee of these facts and issues, PRG believes that it does


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not have the present ability to perform under the RAM Agreement and, therefore, has not sought and does not intend to assume the same, in which case if the RAM Agreement is still in effect, it will be rejected in accordance with Article X of the Plan. RAM has agreed to waive its rights, if any, to assert a claim for rejection damages.

     I.   Significant Prepetition Liquidation Events

     As of the Petition Date, under the leadership of the Restructuring Board and management, the Company had been successful in completing Buyouts related to over 45 Eyecare Practices and certain interests in over 20 ASCs related to those Eyecare Practices. In connection with such Buyouts, all litigation and other disputes with the Eyecare Practices and ASCs were resolved, approximately $17 million in principal amount of notes payable by the Company to the Eyecare Practices or affiliated physicians were canceled and the MSAs between the Company and the Eyecare Practices were terminated. These Buyouts and other sales generated approximately $60 million in cash prior to the Petition Date, allowing the Company to retire its entire indebtedness under the NationsBank Credit Facility (approximately $9.5 million), as well as indebtedness under the RAM Loan.

     Also under the leadership of the Restructuring Board and management, on January 31, 2000 the Company entered into a definitive Acquisition Agreement with AmSurg Corp. ("AmSurg") related to the sale by the Company of its interests in 11 ASCs, with estimated sale proceeds of up to approximately $40,000,000 in cash. Additionally, as part of this agreement, AmSurg and PRG entered into a Management Agreement under which, effective January 1, 2000, AmSurg began managing the operations of 15 surgery centers affiliated with PRG, 11 of which were to be purchased pursuant to the terms of the Acquisition Agreement.

     A sale of The EyePA, Inc., EyeCorp's managed care contracting company ("EyePA"), was completed on December 14, 1999 for a purchase price of $450,000. The acquirer was a corporation formed by Stuart Schwartz, the president of EyePA, certain physicians, and third parties. The sale of EyePA was favorable to PRG because, inter alia, it (i) generated cash of $855,111 ($450,000 purchase price plus $405,111 from EyePA's cash reserves that was paid to PRG in connection with closing), (ii) reduced "monthly" compensation costs by approximately $70,000, (iii) reduced net severance costs by approximately $140,000, and (iv) continued managed care contracting and certain human resource services for PRG for up to six months for effectively no incremental cost. The Restructuring Board approved the sale of EyePA upon its receipt of a fairness opinion from Houlihan related to the transaction. The proceeds from the EyePA transaction are being held by PRG in a separate, segregated special bank account on behalf of and for the benefit of EyeCorp.

     Prior to the Petition Date, EyeCorp completed a Buyout with VitreoRetinal Foundation ("VRF"), one of EyeCorp's Eyecare Practices, part of the consideration for which was a note for approximately $1.28 million, guaranteed by the individual VRF practice physicians. The note is currently in default for nonpayment and notice of default and acceleration has been provided to both VRF and the guarantors. Houlihan provided EyeCorp with a fairness opinion regarding the consideration exchanged in the transaction.


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     J.   Litigation Against Former Officers and Directors

     As of the PRG Petition Date, several lawsuits were pending against former officers and directors of PRG brought by some of PRG's shareholders and eye care providers. These litigations include a putative class action brought under the federal securities laws (the "Shareholder Action"), lawsuits under certain state and federal securities laws by certain of the Company's eye care providers who are also PRG shareholders (the "Provider Actions"), and a derivative action brought against two of the Company's directors.

          1.   The Shareholder Action.
               -----------------------

     The Shareholder Action is comprised of the following six (6) putative class actions that were originally filed against PRG and four of its former officers and directors in late 1997 and 1998 in the United States District Court for the Northern District of Texas, Dallas Division:

     Jeffrey Schiller and Diversified Investment Holdings LP, On Behalf of Themselves and All Others Similarly Situated v. Physicians Resource Group, Inc., et al.; Civil Action No. 3-97CV3158-R ("Schiller");

     City of Philadelphia, By and Through its Board of Pensions and Retirement, On Behalf of Itself and all Others Similarly Situated v. Physicians Resource Group, Inc., et al.; Civil Action No. 3-98CV0459-P ("City of Philadelphia");

     William J. Rutherford, On Behalf of Himself and All Others Similarly Situated v. Physicians Resource Group, Inc., et al.; Civil Action No. 3-98CV0395-G ("Rutherford");

     Howard Longman, On Behalf of Himself and All Others Similarly Situated v. Physicians Resource Group, Inc.; Civil Action No. 3-97CV3102-P ("Longman");

     Regina Peltz, On Behalf of Herself and All Others Similarly Situated v. Physicians Resource Group, Inc., et al.; Civil Action No. 3-97CV3176-D; ("Peltz") and

     Bob E. Hall, On Behalf of Himself and All Others Similarly Situated v. Physicians Resource Group, Inc., et al.; Civil Action No. 3-98CV0264-R ("Hall").

These cases all raise claims under section 10(b) of the Securities Exchange Act of 1934, as amended (the "1934 Act") and Rule 10b-5 promulgated thereunder. The procedural history of these cases is complex because of the number of cases at issue, the theories of liability raised, the number of plaintiffs' counsel involved, and the unique requirements of the Private Securities Litigation Reform Act of 1995.

     The six (6) class actions were originally filed in two groups. The first group comprised the Schiller, City of Philadelphia, and Rutherford actions (collectively the "Schiller Action"), and the


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second included the Longman, Peltz, and Hall actions (collectively the "Longman
Action"). In essence, plaintiffs in the Schiller Action allege claims of corporate mismanagement and a failure to disclose the same under the federal securities laws. These claims fall into four categories: (i) statements/omissions concerning PRG's ability to do business (including the competency of its accounting department, the ability to integrate acquired Eyecare Practices, management expertise, the viability of PRG's business plan, etc.); (ii) predictions of PRG's earnings and growth; (iii) statements/omissions concerning PRG's accounting policies (improper revenue recognition, etc.); and
(iv) statements/omissions concerning the value of PRG's acquisition of EyeCorp and EquiMed in 1996. The alleged class period in the Schiller Action runs from September 15, 1995, when PRG announced the acquisition of EyeCorp, until March 27, 1997, the date on which PRG announced that due to a decline in its stock price the Company would not be able to maintain its acquisition pace.

     The plaintiffs in the Longman Action claim that when PRG filed a counterclaim for fraud against EquiMed in an arbitration proceeding in June 1997, PRG knew that the Eyecare Practices it had previously acquired from EquiMed in late 1996 were overvalued and would have to be written-down but that PRG delayed doing so in order to continue to appear to be a fast growing company and an attractive acquisition candidate. The Longman Action class period extended from June 1997 to November 19, 1997, when PRG announced a loss for the third quarter that included a pretax charge of $27.8 million for future Eyecare Practice closings and $4 million to establish a reserve for accounts receivable.

     In July 1998, after a motion to consolidate the Schiller Action and the Longman Action was denied, the Schiller Action plaintiffs filed their first amended complaint to include the allegations and the alleged class contained in the Longman Action. The factual allegations in the amended Schiller Action now cover an alleged 26 month class period from September 15, 1995 to November 19, 1997.

     The six (6) putative class actions are assigned to Judge Sam Lindsay. In April 1999 Judge Lindsay granted lead plaintiff status to Robert Alpert ("Alpert"), a major shareholder of PRG and a member of the Equity Committee, who selected Milberg Weiss Bershad Hynes & Lerach as class counsel. On behalf of all of the defendants, PRG moved to dismiss the operative amended complaint.

     In November 1998 the Schiller Action plaintiffs filed a separate lawsuit under the 1934 Act against Arthur Andersen L.L.P. ("Andersen") in the United States District Court for the Northern District of Texas, Dallas Division, styled Jeffrey Schiller and Diversified Investment Holdings LP, On Behalf of Themselves and All Others Similarly Situated v. Arthur Andersen & Co. LLP; Civil Action No. 3-98CV2753-R (the "Andersen Action"). Andersen served as PRG's auditor and assisted the Company in its formative stages as well as with its accounting and financial reporting. The Schiller Action plaintiffs then moved to consolidate the Andersen Action with the Shareholder Action, while also requesting leave of court in the Shareholder Action to add Andersen as a party-defendant in a second amended complaint. The Court granted the Schiller Action plaintiffs' request for leave to file a second amended complaint on September 22, 2000. At the same time, the Court


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denied PRG's motion to dismiss the first amended complaint, without prejudice to
PRG refiling its motion to dismiss directed to the second amended complaint. The Court withheld ruling on the Schiller Action plaintiffs' motion to consolidate the Andersen Action with the Shareholder Action.

          2.   RGB Litigation.
               ---------------

     On July 23, 1998 six (6) physicians affiliated with PRG, along with their professional associations, filed suit against PRG, six (6) of its subsidiaries and three (3) of its former officers in a lawsuit styled RGB Eye Associates, P.A., et al. v. Physicians Resource Group, Inc., et al., Civil No. 3-98CV1715-D, in the United States District Court for the Northern District of Texas, Dallas Division (the "RGB Litigation"). The RGB Litigation included a claim asserting an alleged violation of section 10(b) of the 1934 Act and Rule 10b-5. In that regard, the plaintiffs' factual allegations in the RGB Litigation related to their securities claims were extremely similar to the allegations made in support of the securities claims in the Shareholder Action described above. In response to the securities claims in the RGB Litigation, PRG filed a motion to dismiss for failure to state a claim. That motion to dismiss was extremely similar to the motion to dismiss that is currently pending in the Shareholder Action. On May 13, 1999, the court in the RGB Litigation granted PRG's motion to dismiss and dismissed the federal securities law claims asserted by the plaintiffs without prejudice, granting the plaintiffs 30 days to file an amended complaint. In response to the plaintiffs' amended complaint, PRG filed a second motion to dismiss the federal securities law claims for failure to state a claim on which relief could be granted. On October 27, 1999, the court also granted PRG's second motion to dismiss, this time dismissing the RGB plaintiffs' federal securities law claims with prejudice. The plaintiffs did not appeal the ruling, which is now final. The remainder of the plaintiffs' claims in the RGB Litigation were dismissed without prejudice because the court concluded that, without the federal securities fraud claims, the court would not exercise jurisdiction over the remaining portions of the case. No state court lawsuit was ever filed. Four of the RGB plaintiffs have entered into Buyouts with PRG and the remaining two have filed proofs of claim against PRG.

          3.   Derivative Action.
               ------------------

     In 1999 Alpert (who was also appointed lead plaintiff in the Shareholder Action) brought a derivative suit in Texas State Court styled Robert Alpert, on behalf of Physicians Resource Group, Inc., v. Physicians Resource Group, Inc., Dr. David Meyer and Lucius E. Burch, III, Cause No. 1999-20229, in the 152nd Judicial District Court of Harris County, Texas (the "Derivative Suit"). In the Derivative Suit, Alpert sought to prosecute, on behalf of PRG, certain claims Alpert asserted PRG had against Dr. Meyer and Mr. Burch. At the time the suit was brought, Dr. Meyer and Mr. Burch were members of the Board of Directors of PRG.

     In general, the Derivative Suit asserted that Dr. Meyer and Mr. Burch received excess fees from PRG and were appointed to the Board in violation of PRG's governing corporate documents. Other allegations in the Derivative Suit include that (i) Buyouts unfairly favored PRG physicians, (ii) Dr. Meyers' Eyecare Practice breached its obligations to PRG under its MSA and (iii) Dr. Meyer


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was liable for damages for the un-consummated tender offer contemplated by the
July 1998 Restructuring Proposal.

     In response, on May 19, 1999, PRG's Board of Directors appointed a subcommittee of the Board of Directors composed of the remaining directors who were not the targets of the Derivative Suit to act as a Special Litigation Committee ("SLC") and to commence an independent, disinterested and impartial review of Alpert's claims in order to determine whether it was in PRG's best interest to pursue the same. The Board of Directors gave the SLC full power and authority to make that decision.

     The members of the SLC were PRG directors Dr. John Shepherd and Dr. David Dulaney. The SLC retained the Dallas law firm of Munsch, Hardt, Kopf, Harr and Dinan, P.C. ("Munsch Hardt") to serve a special independent counsel and to help conduct a thorough, independent and impartial review and investigation of Alpert's claims. In conducting its investigation, Munsch Hardt, among other things, requested and reviewed documents it felt were pertinent to the issues in question, gathered affidavits from third parties, and interviewed Alpert, the individual defendants, PRG's senior management, and approximately 16 individuals who either appeared to have relevant information or who were identified by Alpert. In addition, the SLC also independently investigated and gathered information on its own.

     Under Texas law, the disposition of a derivative lawsuit is governed by
Article 5.14 of the Texas Business Corporation Act (Vernon Supp. 1999). Because PRG is a Delaware corporation, certain aspects of the application of Article
5.14 require reference to Delaware law as well. After reviewing the relevant statutory provisions, PRG concluded that if the SLC, acting independently and with due care in conducting a reasonable, good faith investigation, concluded that pursuit of the Derivative Suit was not in the best interest of PRG, then the court was required to dismiss the Derivative Suit.

     On November 1, 1999, after considering the facts gathered in the investigation, the allegations advanced in the Derivative Suit, the legal claims asserted in the Derivative Suit, the various defenses available to the defendants, and the costs and benefits to PRG of continuing the litigation, the SLC unanimously determined that pursuit of the Derivative Suit would not be in the best interests of PRG. Accordingly, on December 21, 1999, PRG filed a motion to dismiss the Derivative Suit pursuant to Article 5.14 of the Texas Business Corporation Act. If granted, said motion to dismiss would result in the dismissal of the Derivative Suit with prejudice as to Mr. Burch and without prejudice as to Dr. Meyer. Alpert did not respond to or oppose the motion to dismiss, which was set for hearing on February 4, 2000.

     On February 1, 2000, PRG filed its voluntary bankruptcy petition, which triggered the Bankruptcy Code's automatic stay. No further action has been taken in the Derivative Suit, and the motion to dismiss has not been heard. However, after PRG filed its motion to dismiss, but before PRG filed for bankruptcy, the Eyecare Practice with which Dr. Meyer was affiliated consummated a Buyout with PRG (discussed in subsection I, above). As one consequence of the consummation of that Buyout, the parties, including PRG and Dr. Meyer, exchanged mutual releases which, if


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effective, would constitute a release of the claims the Derivative Suit sought to assert on behalf of PRG against Dr. Meyer.

          4.   Insurance Coverage.
               -------------------

     PRG has purchased several insurance policies (the "Policies") from National Union Fire Insurance Company of Pittsburgh, PA relating, in part, to claims against directors and officers. PRG is an insured beneficiary under the Policies with respect to certain: (i) "Securities Claims," as that term is defined in the Policies; and (ii) claims brought against directors and officers. The directors and officers are beneficiaries under the Policies, with respect to claims that are otherwise covered under the Policies and as to which there is no indemnification from PRG.

     The policy limit for Policy No. 485-27-01 is $20,000,000 and covers the period April 20, 1997 through April 20, 1998; the policy limit for Policy No. 861-48-66 is $10,000,000 and covers the period April 20, 1998 through April 20, 1999; the policy limit for Policy No. 858-42-48 is $10,000,000 and covers the period April 20, 1999 through April 20, 2001. The policy limits include any "Defense Costs," as that term is defined in the Policies, meaning that the payment of Defense Costs by the Insurer has the effect of consuming the total amount available under the Policy. The Debtors and certain former officers and directors of PRG plan to shortly file a Joint Motion Directing Insurer To Distribute Up To $5 million Of Policy Proceeds (the "Joint Motion").

     K.   Tax Status

     PRG was notified of an Internal Revenue Service ("IRS") audit for the 1996 tax year on May 29, 1998 and PRG met with the IRS auditor on July 27, 1998. At the meeting the IRS requested that PRG provide a copy of its 1997 tax return when it was filed, and PRG requested that if the IRS planned to review the 1997 tax return it do so in connection with the audit of the 1996 tax return, so that PRG could have closure on both of those tax years. On September 15, 1998 PRG filed its 1997 tax return. At PRG's request the IRS immediately began a combined audit for 1996 and 1997.

     PRG filed its tax return for 1998 on September 15, 1999, which reflected a net operating loss of $26,000,000 as a result of write-offs and dispositions that began in 1997. With its 1998 return, PRG requested a refund of $450,000 that was on deposit from PRG's estimated tax payments and prior year overpayments. PRG received this amount by check dated October 13, 1999. PRG also simultaneously filed Form 1139, Corporation Application for Tentative Refund, to carryback the 1998 net operating loss to the 1996 and 1997 tax years. This carryback claim reflected a decrease in tax and corresponding refund due in the total amount of $4,940,129 consisting of $4,531,704 from 1996 and $408,425 from 1997. PRG received the $4,531,704 by wire transfer on October 5, 1999 and PRG received a check for the $408,425 dated October 4, 1999.

     The Form 1139 is an application for a "tentative" refund. In cases where the refund exceeds $1 million, the Congressional Joint Committee on Taxation is required to review and approve the refund; usually an audit is required. Because the IRS was already in the process of auditing PRG for 1996 and 1997, the IRS merely added the 1998 tax year to the audit.


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     In finalizing the audit and reviewing the refund claim, the IRS determined that PRG had incorrectly calculated the alternative minimum tax; in its calculation of the refund due for 1996 PRG overstated the refund by $309,506. There was also a small difference in the tax calculation for 1997 which resulted in a refund due to PRG in the amount of $9,434. These amounts were presented to PRG by the auditor and verbally agreed to by PRG prior to the Petition Date.

     On June 22, 2000 PRG filed with the Bankruptcy Court a Motion for Authority to Execute a Waiver of Restriction on Assessment and Collection of Deficiency in Tax and Acceptance of Overassessment and Consent to Extend the Time to Assess Tax, that sought authorization to agree to the $300,112 IRS assessment. The IRS has filed a claim against PRG in the Bankruptcy Cases for $353,000, representing the $300,112 assessment plus estimated 1999 taxes.

     L.   SEC Reporting Status

     PRG is a public company, meaning that it is subject to the periodic reporting requirements of the 1934 Act. The 1934 Act requires that PRG file with the Securities and Exchange Commission (the "SEC") periodic reports, including Quarterly Reports on Form 10-Q ("Forms 10-Q") for the quarters ended March 31, June 30 and September 30, in each year and an Annual Report on Form 10-K for each year ended December 31 ("Forms 10-K"). Forms 10-Q are required to include, among other matters, unaudited quarterly financial information related to the public company and a discussion of the public company's financial condition and results of operations. Forms 10-K are required to include audited financial statements that include a balance sheet at the end of each of the public company's two most recent fiscal years and audited income statements for each of the public company's three most recent fiscal years. Additionally, Forms 10-K are required to include a discussion of the public company's financial condition and results of operations and a detailed discussion related to the status of the public company's business.

     PRG has not filed a Form 10-Q for any quarter since the quarter ended June 30, 1998. PRG has not filed its Form 10-K for either of the years ended December 31, 1998 or December 31, 1999 due to, among other reasons, a lack of financial information from many of PRG's Eyecare Practices. PRG has filed Form 8-Ks reporting all significant post-petition events.

     Public companies in bankruptcy are not relieved of their 1934 Act reporting obligations. In 1934 Act Release No. 9660 (June 30, 1972) and SEC Staff Legal Bulletin No. 2 issued on April 15, 1997, the SEC indicated that in certain circumstances it would be willing to accept reports prepared under the supervision of a court appointed bankruptcy trustee or other judicially appointed officer that differ in form or content from reports required to be filed under the 1934 Act. The SEC has, on a number of occasions, granted no-action requests to public companies in bankruptcy, allowing the public company to file its monthly operating reports submitted to the bankruptcy court with the SEC in lieu of Forms 10-Q and 10-K. However, as a condition precedent to granting this relief, the SEC historically has required that the public company be current in its 1934 Act filings at the time of the bankruptcy filing. The SEC's staff has informed corporate counsel to PRG that the SEC will not grant this type of relief to PRG because PRG was not current in its 1934 Act reporting obligations at the time PRG filed for Chapter 11.


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     On June 21, 2000 RAM filed a no-action request with the SEC (the "RAM No-
Action Request") requesting that the SEC permit PRG to file its monthly operating reports with the SEC in lieu of its Forms 10-Q and Forms 10-K.
Counsel to the Equity Committee has filed a letter with the SEC in support of the RAM No-Action Request. The SEC orally informed RAM that the RAM No-Action Request would not be granted; RAM therefore withdrew the request. As a consequence, PRG has begun the necessary audits and will attempt to satisfy the reporting obligations imposed by the SEC. PRG's independent auditors, Mann, Frankfort, Lipp & Stein are currently in the review phase of their audit. PRG anticipates that the Form 10-K will be ready to file by November 15, 2000 and that the Form 10-Qs will be ready to file by November 30, 2000. PRG estimates that the cost in connection therewith could exceed $700,000 and consume a substantial amount of management's time. If PRG does not satisfy its reporting obligations, the SEC has authority to take action to compel satisfaction. If PRG does not satisfy the SEC requirements after the SEC takes such action, the SEC has the authority to seek sanctions against PRG and its officers which could include substantial monetary penalties.

                           IV.  THE CHAPTER 11 CASES

     On February 1, 2000 (the "PRG Petition Date"), PRG filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code. On May 25, 2000 (the "EyeCorp Petition Date"), EyeCorp filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code, and its case is being jointly administered with that of PRG under Case No. 00-30748-RCM-11 (Jointly Administered) in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division. Since the times the respective petitions were filed, the Debtors have been operating their businesses and managing their properties as debtors in possession.

     A.   Management

     As of the PRG Petition Date, PRG's board of directors was the Restructuring Board and its daily operations were handled by three key employees: Michael W. Yeary, President and Chief Restructuring Officer; Karen Nicolaou, Controller; and Lane Edenburn, General Counsel. On February 14, 2000, the Bankruptcy Court approved PRG's assumption of its employment contracts with these three employees. As of July 31, 2000, the Debtors' liability with respect to such agreements was approximately $1,307,917.

     On March 16, 2000 Michael Yeary was elected to the board of directors and the Restructuring Board resigned. Mr. Yeary is currently the sole director of PRG. As of the EyeCorp Petition Date, EyeCorp's officers were Michael W. Yeary, President, and Karen Nicolaou, Secretary.


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     B.   Committees

     Bankruptcy law provides for the appointment of a general unsecured creditors' committee and other official committees to represent the interests of creditor groups. The expenses of official committee members and the fees of its counsel are paid by the bankruptcy estate. Official committees are appointed by the United States Trustee, a federal official with administrative oversight responsibilities for bankruptcy cases.

     The United States Trustee did not appoint a general unsecured creditor's committee in PRG's bankruptcy case because approximately 95% of the liquidated unsecured debt of PRG is purported to be controlled by the following creditor:

          Resurgence Asset Management, L.L.C.
          10 New King Street
          White Plains, New York  10604
          Attention: Byron J.  Haney
          Telephone:     (914) 288-8612
          Facsimile:     (914) 683-3610

     RAM is represented by:

          Marc S.  Kirschner, Esq.
          Jones Day Reavis & Pogue
          599 Lexington Avenue
          New York, New York  10022
          Telephone:     (212) 326-3924
          Facsimile:     (212) 755-7302

     Instead, the United States Trustee appointed two other official committees in PRG's bankruptcy case: an Equity Committee and a Physicians' Committee.

     On March 7, 2000, the United States Trustee appointed the Equity Committee, which is still in existence and consists of the following individuals:

  Robert Alpert                              Dr.  William M.  Aden
  333 Clay Avenue, #4150                     Watkins Medical Building
  Houston, Texas  77002                      1421 N.  State Street, Suite 501
  Telephone:    (713) 336-4750               Jackson, Mississippi  39202-1658
  Facsimile     (713) 336-4750               Telephone:     (601) 969-1430
                                             Facsimile      (601) 969-1433


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  Susan Hull                                 John Gorman
  5433 Northbrook                            Tejas Securities Group, Inc.,
  Dallas, Texas 75220                        Two Cielo Center
  Telephone:    (214) 891-9898               1250 Capital of Texas Hwy. South,
                                              Suite 500
  Message Cntr: (972) 380-7762               Austin, Texas  78746
  Facsimile     (214) 891-1445               Telephone:     (512) 306-8222
                                             Facsimile      (512) 306-1528

The Equity Committee selected the following firm to act as its counsel:

          R. Terry Bell, Esq.
          Bell, Nunnally & Martin PLLC
          1400 One McKinney Plaza
          3232 McKinney Avenue
          Dallas, Texas  75204-2429
          Telephone:     (214) 740-1400
          Facsimile      (214) 740-1499

     The Physicians' Committee was originally appointed by the United States Trustee on March 9, 2000, for a limited term of 60 days. The Physicians' Committee has been reappointed five times and its appointment lapses on December 31, 2000, unless further extended by the U.S. Trustee. The Physicians' Committee consists of the following individuals:

Dr.  Robert Burlingame, Chair                Dr.  Fred McMillan, Vice-Chair
1303 N.  Travis                              1421 North State #503
Sherman, Texas  75092                        Jackson, Mississippi  39209
Telephone:  (903) 892-3282                   Telephone:  (601) 948-6886
Facsimile   (903) 813-1872                   Facsimile   (601) 948-7044

Dr.  Steve Elieff                            Joseph C. Noreika
4325 N. Josey #305                           3583 Reserve Commons Drive
Carrollton, Texas  75010                     Medina, Ohio  44256
Telephone:  (972) 394-5117 or (972) 436-5050 Telephone:  (330) 725-0220
Facsimile   (972) 394-3482 or (972) 221-0249 Facsimile   (330) 725-4900

Kris Richards                                Elizabeth Boudreau
1345 West Bay Drive, Suite 101               5540 Saratoga, Suite 200
Largo, Florida  33770                        Corpus Christi, Texas  78413
Telephone:  (727) 584-1394                   Telephone:  (361) 993-8510
Facsimile   (727) 586-3743                   Facsimile   (361) 985-2917


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Dr. Lawrence Shafron                         Pacia Roberts
2210 San Jacinto Blvd.                       4205 McAuley Blvd., Suite 401
Denton, TX  76201                            P.O. Box 1184
Telephone:  (940) 382-8000 or (940) 323-8740 Oklahoma City, Oklahoma  73101
Facsimile   (940) 383-2608                   Telephone:  (405) 755-6111
                                             Facsimile   (405) 755-6298
                                             E-mail:     heaadmin@aol.com

Henry Tucker
900 Medical Circle
Myrtle Beach, South Carolina  29572-4114
Telephone:  (843) 449-9070 x121
Facsimile   (843) 497-0357
Call before sending faxes

The Physicians' Committee selected the following firm to act as its counsel:

          William Finkelstein, Esq.
          Hughes & Luce
          1717 Main Street, Suite 2800
          Dallas, Texas  75201
          Telephone:   (214) 939-5849
          Facsimile:   (214) 939-6100

     Due to the fact that (i) most of the alleged creditors of EyeCorp are physicians or Eyecare Practices and (ii) one of the members of the Physicians' Committee (Dr. McMillan) is an EyeCorp physician, the United States Trustee did not appoint a separate committee of physicians for EyeCorp's bankruptcy case. In addition, because EyeCorp is a wholly-owned subsidiary of PRG and there are no publicly-traded shares of EyeCorp outstanding, there was no need to appoint an Equity Committee in EyeCorp's bankruptcy case.

     C.   Bar Dates

     The last date for creditors, except governmental units, to file proofs of claim (the "Bar Date") against PRG was April 17, 2000. The last date for governmental units to file proofs of claim against PRG was July 31, 2000. For EyeCorp, the Bar Date for creditors, except governmental units, was September 25, 2000, and for governmental units, the date is November 21, 2000. Notice of the Bar Dates was sent to all known creditors of the Debtors.

     D.   Proofs of Claim

     According to the Bankruptcy Court's electronic claims register, as of October 5, 2000, approximately 224 proofs of claim had been filed in the Debtors' Bankruptcy Cases: 15 claims are


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filed against EyeCorp, four claims are filed against both PRG and EyeCorp and the remaining 205 claims are filed against PRG. These claims include:

     (i) the claim of the Indenture Trustee for the Debentures of $134,543,766.28;

     (ii) approximately 17 claims of taxing authorities and approximately two duplicates/amendments;

     (iii) approximately 23 claims of providers of goods, services or lease space;

     (iv) approximately 14 indemnification claims by current and former officers and directors;

     (v) approximately 84 claims by physicians or physician groups representing approximately 40 Eyecare Practices, and an additional approximately 69 claims representing either duplicate or amended claims; and

     (vi)   approximately 16 miscellaneous unsecured claims.

For further information concerning the process by which claims against the Debtors will be allowed or disallowed, see sections VI(C)(3) and (D), below.

                            V.  LIQUIDATION PROGRAM

     The PRG estate holds approximately $50.1 million in cash as of October 6, 2000. This amount includes funds generated from Buyouts involving the assets of three of PRG's subsidiaries as follows: EyeCorp: $4,340,660; AOI:
$16,247,537; and PRG Georgia, Inc.: $3,622,125. These funds are held at the parent company level pursuant to PRG's cash management system. PRG provided management services, loans and other value to these three subsidiaries which may offset the funds transferred to PRG. It is unclear at this time the extent to which these proceeds will be available for distribution to PRG creditors. In addition to these funds, PRG's subsidiaries hold additional funds of approximately $38.5 million which may be transferred to PRG's bankruptcy estate after all debts of each subsidiary have been satisfied, which includes approximately $199,723 held directly by EyeCorp. On a consolidated basis PRG and its subsidiaries hold $89.2 million in cash as of October 6, 2000. A summary chart of the cash accounts of PRG and its subsidiaries is attached as
Schedule II hereto. A copy of the Debtors' most recent operating report as filed with the U.S. Trustee for the Northern District of Texas in attached hereto as Schedule III.

     After the Effective Date, the Debtors anticipate receiving additional funds from other subsidiaries and through litigation recoveries, and that Plan Expenses will accrue. The Debtors are unable to predict with any certainty a net realization after the Effective Date.


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     A.   Overview of Debtors' Assets

     As of the Petition Date, approximately 60% of the assets listed on PRG's bankruptcy schedules consisted of investments in its subsidiaries. As previously noted, PRG's purchase of the assets of a physician or physician group was typically through a PRG subsidiary which held title to those assets. The PRG subsidiary also entered into an MSA with the physician. In some instances performance by the PRG subsidiary of its obligations under the MSA was guaranteed by PRG. Additionally, PRG's ASC interests are held indirectly through subsidiaries.

     In a similar manner, the majority of EyeCorp's assets are composed of the assets of its affiliated physicians and physician groups, as well as its contractual, legal and equitable interests in the MSAs and ASCs associated therewith.

     In order for PRG to realize the value from its investments in these subsidiaries the subsidiaries must be liquidated. This requires that the subsidiary either (i) enter into a Buyout with the physician or Eyecare Practice with which it is affiliated, or (ii) recover from the physician or Eyecare Practice in Provider Litigation. PRG (and under the Plan, the Liquidation Agent) will then take all steps necessary to effectuate the orderly wind-down of the subsidiary. All funds remaining after disbursements for costs and expenses incurred in connection with the wind-down, including satisfaction of liabilities of the subsidiary, will inure to the benefit of PRG's bankruptcy estate and be distributed to PRG's creditors in accordance with the terms of the Plan.

     B.   Recovery of Value Through Buyouts

     As of the PRG Petition Date, PRG owned (directly or indirectly) the subsidiaries listed on Schedule IV hereto, which were formed to own (i) certain rights under the MSAs and/or the assets used by the affiliated Eyecare Practices and (ii) related profits and equity interests in ASCs (the subsidiaries, the assets and the interests being collectively referred to herein as the "Practice Assets").

     As indicated above, prior to the PRG Petition Date, PRG retained Houlihan and other consultants to assist in the formulation of an asset sale methodology plan for Buyouts (the "Houlihan Formula"). By Motion pursuant to sections 105 and 363 of the Bankruptcy Code and Bankruptcy Rule 9019(b), PRG sought and obtained Bankruptcy Court approval of certain procedures and guidelines for the sale of practice assets and guidelines for settling the Provider Litigation (the "Buyout Order"). The Buyout Order was modified by the Bankruptcy Court on July 24, 2000, to cover EyeCorp and its related physicians and Eyecare Practices.

     Pursuant to the Buyout Order, the Debtors have continued to negotiate with physicians or physician groups ("Non-PRG Parties") that have not completed Buyouts regarding the repurchase of their related Practice Assets and the Debtors are actively working on specific Buyout terms with several Eyecare Practices. Since the PRG Petition Date, the Debtors have consummated Buyouts for the following Eyecare Practices and ASCs which have generated total consideration of $5,832,016.50:


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FIRST AMENDED JOINT LIQUIDATING PLAN UNDER CHAPTER 11 - Page 29

                   American Ophthalmic of Coral Gables, Inc.
                        Eye Care Center of Baton Rouge
                             PRG Florida XIV, Ltd.
                         Washburn Surgery Center, LLC
                           Franklin Park Eye Center
                            PRG Pennsylvania, Inc.
                             PRG Florida III, Inc.

     PRG has also taken steps to begin dissolving the subsidiaries for which Buyouts have been completed. Under the Plan, Non-PRG Parties who vote in favor of the Plan will, for a short period following Confirmation of the Plan, have the option to enter into a Buyout based on a discount of the purchase price under the Houlihan Formula. See section VI (D)(2), infra.

     C.   Sale of Interests in ASCs to AmSurg Corp.

     As previously noted, one aspect of PRG's business relates to the ownership and management of ASCs. As of the PRG Petition Date, PRG indirectly owned an ownership interest in 36 ASCs. As of the EyeCorp Petition Date, EyeCorp indirectly owned an ownership interest in four (4) ASCs. Schedule IV referenced above also lists the ASCs in which the Debtors' own an equity interest.

     Prior to the PRG Petition Date but in anticipation of the filing of its Chapter 11 case, PRG and AmSurg entered into an Acquisition Agreement dated January 31, 2000 to facilitate the sale of PRG's majority interest in 11 ASCs (the "Subject Assets"). PRG and AmSurg also entered into a Management Services Agreement, pursuant to which AmSurg is managing the Subject Assets and several other ASCs (the "Managed Centers") pending consummation of the Acquisition Agreement. The Court authorized the Debtor's assumption of the Agreement on February 14, 2000.

     The terms of the Management Agreement provide, inter alia, that AmSurg bears all of the costs and expenses of the services it provides. In exchange for AmSurg's management services, PRG pays AmSurg a monthly fee equal to 2% of the net collections of each Managed Center (the "Management Fee"). PRG made a Management Fee prepayment in the amount of $308,620 covering a three to six month period for each of the Managed Centers. A portion of this prepayment is refundable under certain conditions, including upon the sale of the Managed Centers. Additionally, if the Management Agreement is not terminated at an earlier date, at the end of the first six months of the Management Agreement, PRG and AmSurg will determine the actual net collections of each Managed Center on a monthly basis and will pay to the other party the amount of any overpayment or underpayment.

     AmSurg has continued to manage the Subject Assets and other ASCs during the bankruptcy.

     To operationalize the Acquisition Agreement fully, the Bankruptcy Court issued an order on February 14, 2000 approving a termination fee and establishing bidding procedures. AmSurg became the winning bidder for the Subject Assets on March 7, 2000.


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FIRST AMENDED JOINT LIQUIDATING PLAN UNDER CHAPTER 11 - Page 30

     As of October 6, 2000 PRG had consummated the sales of three (3) of the 11 ASCs to AmSurg for a total consideration of $22,082.617.

     D.   Sale of Minority ASC Interests to Columbia

     The Assets of PRG also include minority interests in ASCs. These minority interests included, without limitation, a 21% interest in Gramercy Surgery Center, Ltd. ("Gramercy") and a 4% interest in Clear Lake Surgicare, Ltd. ("Clear Lake" and together with Gramercy the "Minority Interests") held through PRG's subsidiary PRG Surgery, Inc.

     Columbia/HCA Healthcare Corporation ("Columbia") was a general partner in the Minority Interests and had a right of first refusal to purchase the same. PRG Surgery, Inc. entered into an Asset Sale Agreement with Columbia to sell the Minority Interests for $1,381,338. This transaction was approved by the Bankruptcy Court on June 27, 2000 and consummated on June 30, 2000.

     E.   Sale of Remaining ASC Interests

     In addition to the ASC interests which will be sold to AmSurg, Columbia and the Eyecare Practices or their affiliated physicians in connection with Buyouts, PRG has other ASC interests which will be liquidated following the Confirmation Date.

     F.   Settlement of Taboada Litigation

     On June 27, 1997, PRG and John Taboada ("Taboada") entered into an Exclusive License Agreement (the "License Agreement") whereby Taboada granted PRG an exclusive license to make, use, sell, offer to sell, and sublicense the invention which was the subject of United States Letters Patent No. 5,108,388 (the "Patent"), subject to the nonexclusive license of Barnett Dulaney. At the time the License Agreement was entered into, the ownership of the Patent was held of record by VISX, Inc. and was the subject of litigation brought pursuant to 35 U.S.C. (S) 256 (the "(S) 256 Litigation"), styled John Taboada v. Stephen
L. Trokel, VISX, Inc., VISX Partner, Inc., Pillar Point Partners and Summit Technology, Inc., CA SA-97-CA-794-FB, pending in the United States District Court For the Western District of Texas, San Antonio Division. The grant of rights under the License Agreement was conditioned upon Taboada's success in having the Patent's record of inventorship and ownership put into his name through the (S) 256 Litigation.

     The terms of the License Agreement provided that if Taboada were successful in the (S) 256 Litigation, PRG would pay Taboada 10% of any revenues subsequently generated from the Patent and paid to PRG by third parties who were not part of the PRG organization. Contemporaneously therewith, PRG and Taboada entered into a Reimbursement Agreement with Wolin, Ridley & Miller, LLP ("Wolin Ridley") (the "Reimbursement Agreement" and together with the License Agreement, the "Taboada Agreement") wherein, as additional consideration, PRG agreed to reimburse the attorney fees incurred by Taboada in the (S) 256 Litigation in exchange for which PRG would be entitled to a portion of the proceeds, if any, obtained by Taboada in the (S) 256 Litigation. Under the terms of the Taboada Agreement, PRG's allocation of the proceeds would be determined pursuant


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FIRST AMENDED JOINT LIQUIDATING PLAN UNDER CHAPTER 11 - Page 31
to a formula set forth in the Reimbursement Agreement and was dependent upon the total amount of the proceeds recovered in the (S) 256 Litigation.

     On February 1, 2000, PRG filed its Motion For Authority to Assume Exclusive License Agreement and Related Reimbursement Agreement with respect to the Taboada Agreement, a copy of which was filed under seal pursuant to PRG's Motion for Confidential Treatment Under Bankruptcy Rule 9018. The Bankruptcy Court entered its Order Authorizing PRG to Assume Exclusive License Agreement and Related Reimbursement Agreement (the "Patent Order") on February 14, 2000. Pursuant to the Patent Order, Taboada's claims under the Taboada Agreement, including his claim to have PRG pay Wolin Ridley, are entitled to administrative expense status, having a priority in payment equal to all other administrative expenses under section 507(a)(1) of the Bankruptcy Code.

     At all times, decisions regarding the (S) 256 Litigation were made exclusively by Taboada, subject to the advice and counsel of Wolin Ridley. On May 3, 2000, Taboada settled the (S)256 Litigation by renouncing his claims of ownership of the Patent in exchange for a cash settlement payment. Following the approval of a release pursuant to which PRG, Taboada, and Wolin Ridley released each other from any and all claims relating to the Taboada Agreement, PRG received $5,481,023.29 of the settlement proceeds.

     G.   Sale and Abandonment of Furniture and Equipment

     As of the PRG Petition Date PRG's records listed Corporate Furniture Fixtures and Equipment ("Furnishings") totaling $336,366. On March 31, 2000 the Bankruptcy Court approved the sale of approximately 35% of the Furnishings to A&G Financial at a price of $20,000 which represented between 74% and 99% of the Furnishings' current market value. Additionally, on April 19, 2000 the Court authorized PRG to abandon certain obsolete computer equipment. The remaining Furnishings will be liquidated after confirmation by the Liquidation Agent.

     H.   Avoidance Actions:  Preferential Transfers and Fraudulent Conveyances

     The Bankruptcy Code permits a debtor to avoid and recover certain preferential transfers of an interest in the debtor in property, if the transfers were made within 90 days before the bankruptcy filing or, in the case of a transfer to an insider of the debtor, within one (1) year before the bankruptcy filing. In general terms, such a transfer can be recovered if it was made by an insolvent debtor, to or for the benefit of a creditor, on account of an antecedent debt, and the transfer allowed the creditor to receive more than it would have under a Chapter 7 liquidation. However, the Bankruptcy Code also provides various defenses to recipients of such transfers. An otherwise preferential transfer is excepted from recovery if, for example, the transfer was made in the ordinary course of business or the creditor receiving the transfer provided the debtor with new value (such as additional products or services) after the transfer.

     The Bankruptcy Code and state law also permit a debtor to recover fraudulent transfers. There are two categories of transfers which could be fraudulent: first, in general terms, transfers


FIRST AMENDED DISCLOSURE STATEMENT ACCOMPANYING
FIRST AMENDED JOINT LIQUIDATING PLAN UNDER CHAPTER 11 - Page 32 made for less than reasonably equivalent value while the debtor was in financial distress; and second, transfers made by the debtor with actual intent to hinder, delay or defraud creditors.

     Under the Plan, all causes of action to recover preferences and fraudulent conveyances vest with the Liquidation Agent who is charged with investigating the merits of any such causes of action and, if desirable, prosecuting the same. At this stage, any recovery for creditors from preferential and fraudulent transfers is unknown.

     I.   Causes of Action Against Former Officers and Directors

     In connection with the defense of the Shareholder Action and the Derivative Action discussed in sections III(J)(1) and (3) above, prior to the PRG Petition Date, PRG investigated the allegations made against the former officers and directors named as defendants in that litigation. PRG does not believe litigation against former officers and directors of PRG represents a source of recovery in this case.

     J.   Sale of Lakeland, Florida Real Estate

     The assets of PRG include an interest in the stock of its wholly owned subsidiary, Central Florida Eye Associates Partners ("CFEAP"). CFEAP is the direct owner of a building located at 900 Griffin Road in Lakeland, Florida (the "Property"). The Sanders Trust, L.L.C. ("Sanders") is a Delaware limited liability company that owns, acquires, develops, and manages strategic healthcare properties throughout the United States.

     CFEAP and Sanders have entered into a letter of intent pursuant to which CFEAP has agreed to sell the Property to Sanders and Sanders has agreed to purchase the Property from CFEAP subject to the approval of this Court for a cash purchase price of $2,538,000. A PRG subsidiary, PRG Realty II, Inc., commissioned an appraisal of the Property which was conducted by Reed Appraisal Company in Lakeland, Florida. The net cash proceeds of the sale to PRG (i.e., purchase price less 3% brokerage commission and seller's 50% share of closing costs) is substantially equal to or will exceed the appraised market value of the Property.

     PRG will shortly be filing a motion for authority to sell the Lakeland, Florida real estate.

                           VI.  SUMMARY OF THE PLAN

     THE FOLLOWING IS A SUMMARY OF THE DEBTORS' PLAN UNDER CHAPTER 11, A COPY OF WHICH IS ATTACHED HERETO AS EXHIBIT "A." THE TERMS OF THE PLAN GOVERN IN THE EVENT OF ANY INCONSISTENCY WITH THE SUMMARY IN THIS DISCLOSURE STATEMENT. ACCORDINGLY, ALL PARTIES ARE URGED TO READ THE PLAN IN ITS ENTIRETY.


FIRST AMENDED DISCLOSURE STATEMENT ACCOMPANYING
FIRST AMENDED JOINT LIQUIDATING PLAN UNDER CHAPTER 11 - Page 33

     A.   Brief Description of the Plan

     The Plan contemplates a liquidation of the Debtors. Under the Plan, Allowed Administrative Claims and Allowed Priority Non-Tax Claims will be paid in full, and Allowed Unsecured Claims against each Debtor will be paid their Pro Rata share from the remaining Cash and the liquidation proceeds of the Retained Assets of the respective Debtor. Equity Interest Holders may receive distributions -- but only if all other classes of creditors are paid in full -- and their Interests in the Debtors will not be extinguished until the Bankruptcy Cases are closed.

     On the Effective Date of the Plan, the Debtors (through the Liquidation Agent) will place all Cash on hand into the Accounts established for each Debtor. All additional net proceeds from the liquidation of Retained Assets after the Effective Date shall likewise be placed into the Accounts. These funds will be managed by the Liquidation Agent. The Liquidation Agent will have additional duties, and will receive compensation, as further set forth in the Plan and in the agreement among the Debtors and the Liquidation Agent governing the Liquidation Agent's rights, obligations, duties and responsibilities. The Cash on deposit in the Accounts shall be used to satisfy Allowed Claims against the Debtors.

     B.   Designation of Classes of Claims and Equity Interests

     In accordance with Bankruptcy Code section 1123(a)(1), Administrative Claims are not classified in the Plan. The remaining Claims and Equity Interests of the Debtor are divided into the following Classes:

          Class 1A - Priority Non-Tax Claims Against PRG
          Class 2A - Unsecured Claims Against PRG
          Class 3A - PRG Equity Interests
          Class 1B - Priority Non-Tax Claims Against EyeCorp
          Class 2B - Unsecured Claims Against EyeCorp
          Class 3B - EyeCorp Equity Interests

     C.   Treatment of Claims and Equity Interests

     The unclassified Administrative Claims, and the Claims and Equity Interests classified in Article III of the Plan shall be treated as follows:

          1.   Unclassified Claims.
               -------------------

               a.   Administrative Claims

     Unless any holder of an Allowed Administrative Claim agrees to different treatment, each holder of an Allowed Administrative Claim (other than Professional Fee Claims) shall be paid Cash in an amount equal to such Allowed Administrative Claim on the later of (i) the Effective Date or


FIRST AMENDED DISCLOSURE STATEMENT ACCOMPANYING
FIRST AMENDED JOINT LIQUIDATING PLAN UNDER CHAPTER 11 - Page 34 within (ii) ten (10) Business Days thereafter or (ii) the date by which an Administrative Claim is to be paid if other than the Effective Date (the "Distribution Date").

     The Debtors estimate that previously unpaid Allowed Administrative Claims will total approximately $35,000 on the Effective Date. These will include Allowed Administrative Claims of vendors that have supplied postpetition goods or services, and postpetition claims of taxing authorities. The Debtors will continue to pay certain Allowed Administrative Claims in the ordinary course prior to the Effective Date.

     The Debtors are authorized by the Bankruptcy Court to employ certain professionals in the ordinary course of their business (the "Ordinary Course Professionals"). The Debtors' best estimate of the amount of Allowed Professional Fee Claims through the Effective Date for Ordinary Course Professionals is $200,000.

     In addition to the Ordinary Course Professionals, the Court has authorized the retention of five (5) other professionals that will assert Professional Fee Claims against the Debtor. Those professionals and the Debtor's best estimate of the amount of Allowed Professional Fee Claims through the Effective Date for such professionals, are as follows:

--------------------------------------------------------------------------------
                                                        Estimated Fees and
                                        Incurred and      Expenses from
                                      Unpaid Fees and       Disclosure
                                      Expenses as of      Statement date
Professional                          August 30, 2000   through Effective
                                                               Date
                                                           (Estimated as
                                                           December 10,
                                                               2000)
--------------------------------------------------------------------------------

Andrews & Kurth LLP, co-counsel           $821,800           $225,000
 to the Debtor
--------------------------------------------------------------------------------
Jackson Walker, LLP, co-counsel to        $163,375           $115,000
 the Debtor
--------------------------------------------------------------------------------
Mann, Frankfort, Stein & Lipp,            $ 50,000           $200,000
 auditors for the Debtor
--------------------------------------------------------------------------------
Bell, Nunnally & Martin, LLP              $ 25,645           $ 25,000
 counsel to Equity Committee
--------------------------------------------------------------------------------
Hughes & Luce, Counsel to the             $ 32,939           $150,000
 Physicians Committee
--------------------------------------------------------------------------------


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FIRST AMENDED JOINT LIQUIDATING PLAN UNDER CHAPTER 11 - Page 35

     Any Professional Fee Claims must be asserted by filing with the Bankruptcy Court a final application for allowance of compensation for services rendered and reimbursement of expenses incurred through the Effective Date no later than the date that is sixty (60) days after the Confirmation Date.

     Additionally, the Debtors believe that Jones Day Reavis & Pogue, counsel for RAM, will file an Administrative Claim pursuant to section 503(b)(3)(D) of the Bankruptcy Code on the basis that it has made a "substantial contribution" to the bankruptcy cases. These fees and expenses are estimated to be $400,000.

     The Debtors do not believe that any other professional will have an Allowed Professional Fee Claim and the Debtors will oppose any Professional Fee Claim asserted by any professional not identified above.

               b.   Priority Tax Claims

     Except to the extent that a holder of an Allowed Priority Tax Claim has agreed to a different treatment of such Claim, each holder of an Allowed Priority Tax Claim shall receive on account of such Claim Cash on the Distribution Date in an amount equal to the full amount of such Allowed Claim. Based upon the proofs of claim on file as of October 5, 2000, the Debtors anticipate that Allowed Priority Tax Claims will be approximately $500,000.

          2.   Classified Claims.
               -----------------

               a.   Classes 1A and 1B - Priority Non-Tax Claims

     Except to the extent that the holder of an Allowed Priority Non-Tax Claim against any of the Debtors has agreed to a different treatment of such Claim, each such holder shall receive on account of such Claim the Cash on the Distribution Date in an amount equal to the full amount of such Allowed Claim. The holders of Claims in Classes 1A and 1B are unimpaired, conclusively presumed to accept the Plan, and are not entitled to vote to accept or reject the Plan. Based upon their Schedules and the proofs of claim on file as of July 31, 2000, the Debtors anticipate that there will not be any Allowed Priority Non-Tax Claims.

               b.   Classes 2A and 2B - General Unsecured Claims

     On the Initial Unsecured Distribution Date, on each Interim Distribution Date and on the Final Distribution Date, each holder of an Allowed Unsecured Claim shall be paid its Pro Rata share of the respective Debtor's Unsecured Claims Distribution Account.

     In its Schedules, PRG has identified approximately $207,000 in Unsecured Claims that are neither disputed, unliquidated, nor contingent, not including the Indenture Trustee's Claim of approximately $134,000,000 with respect to the Debentures. Pursuant to Bankruptcy Rule 3003(b)(1), such scheduled liabilities are deemed Allowed unless PRG objects to, or amends


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FIRST AMENDED JOINT LIQUIDATING PLAN UNDER CHAPTER 11 - Page 36
its Schedules with respect to, a particular Claim. In its Schedules, EyeCorp has identified approximately $6,916 in Unsecured Claims that are neither contingent, disputed or unliquidated. As stated above, such scheduled liabilities are deemed Allowed unless EyeCorp objects to, or amends its Schedules with respect to, a particular Claim. Approximately 224 proofs of claim have been submitted by creditors asserting Unsecured Claims against the Debtors exceeding $316 million. Many of these claims, particularly the claims by physicians and physician practices, represent duplicative or amended claims, assert amounts owing that the Debtors believe are severely inflated, patently false or erroneous and cannot be substantiated, or are otherwise objectionable. The Debtors plan on filing objections to all such Claims very shortly.

               c.   Class 3A - PRG Equity Interests

     After the Effective Date, the holders of Equity Interests in PRG will be entitled to receive distributions on account of such Equity Interests only if the holders of Allowed Unsecured Claims are paid in full with interest at the maximum rate allowed by law.

               d.   Class 3B - EyeCorp Equity Interests

     After the Effective Date, PRG shall only be entitled to receive a distribution on account of its Equity Interest in EyeCorp if the holders of Allowed Unsecured Claims against EyeCorp are paid in full or sufficient reserves have been established for such Claims pursuant to Section 8.2 of the Plan.

          3.   Distributions.
               -------------

     Distributions under the Plan to holders of Allowed Claims and Equity Interests will be made by the Liquidation Agent or its designee. Distributions will be made to holders of Allowed Claims at the addresses set forth in the Schedules, unless those addresses are superceded by proofs of claim or transfers of claim filed by claimholders. Distributions will be made to holders of Equity Interests at the address on file with the transfer agent.

               a.   Distributions to Creditors

     On the Initial Unsecured Distribution Date, the Liquidation Agent shall make a distribution from the respective Debtor's Unsecured Claims Distribution Account to each holder of an Allowed Unsecured Claim against each Debtor in accordance with sections 4.2 and 7.4 of the Plan. The Initial Unsecured Distribution Date is the date that is ten (10) Business Days following the Effective Date. The conditions to the Effective Date are discussed below in section VII (B). The Debtors anticipate that the Initial Unsecured Distribution Date with respect to PRG will occur approximately fifteen (15) days following the date that the last Physician Claim is estimated for reserve purposes pursuant to the Claims Resolution Procedure discussed in subsection D, below.

     Distributions on account of Allowed Class 2A and 2B Claims shall be made on the Initial Unsecured Distribution Date on each Interim Distribution Date and on the Final Distribution Date.


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FIRST AMENDED JOINT LIQUIDATING PLAN UNDER CHAPTER 11 - Page 37

On the Initial Unsecured Distribution Date, holders of Allowed Class 2A Claims against PRG will receive their Pro Rata share of the funds available for distribution to such holders after accounting for reserves for Disputed Claims against PRG and the holders of Allowed Class 2B Claims against EyeCorp will receive their Pro Rata share of the funds available for distribution to such holders after accounting for reserves for Disputed Claims against EyeCorp. The Debtors are unable to estimate at this time the amount, if any, that may be available for distribution on the Final Distribution Date. The Liquidation Agent will make interim distributions to holders of Allowed Unsecured Claims against each Debtor from the respective Unsecured Claims Distribution Account on the twentieth (20th) business day after the end of each fiscal quarter after the Effective Date if the balance in the respective Unsecured Claims Distribution Account is equal to or exceeds $500,000 (an "Interim Distribution Date").

     Following the last to occur of (i) the Accounts Closing Date, (ii) resolution of all outstanding objections to Disputed Claims, and (iii) realization and liquidation of all Retained Assets into cash payable to the Unsecured Claims Distribution Account (including all recoveries by the Liquidation Agent on all Causes of Action), the Liquidation Agent shall distribute the lesser of (A) an amount of cash sufficient to pay the Allowed Unsecured Claims in full and (B) all cash in the Unsecured Claims Distribution Account not previously distributed to holders of Allowed Unsecured Claims, less any costs and expenses of such Final Distribution and of closing the Bankruptcy Cases. The Liquidation Agent may request from the Bankruptcy Court a modification of the timing of the Final Distribution. At this time, the Debtors cannot estimate the date of the Final Distribution.

     Any distribution made under the Plan must be claimed or negotiated within ninety (90) days from the date of the distribution, or such distribution shall be forfeited by the claim holder. If any distribution of cash is unclaimed or not negotiated after ninety (90) days after the distribution, the distribution shall be transferred to the Unsecured Claims Distribution Account of the Debtor from which it came, and the holder of such Claim shall cease to be entitled to such unclaimed Cash.

               b.   Distributions to Holders of Equity Interests.

          After the Effective Date and in accordance with Article VII of the Plan, the holders of PRG Equity Interests will receive distributions on account of such Equity Interests only if the holders of Allowed Unsecured Claims against PRG are paid in full with interest at the maximum rate allowed by law.
Following the payment in full of all Allowed Unsecured Claims against EyeCorp, all remaining funds on hand with EyeCorp will be paid to PRG, on account of its Equity Interest in EyeCorp, and will be deposited into the PRG Unsecured Claims Distribution Account for distribution to holders of Allowed Claims against PRG in accordance with the terms of the Plan.


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FIRST AMENDED JOINT LIQUIDATING PLAN UNDER CHAPTER 11 - Page 38

     D.   Resolution of Disputed Claims

          1.   In General.
               ----------

     For purposes of calculating Pro Rata distributions to be made under the Plan, the amount of the total Allowed Claims against each Debtor shall be computed as if all Disputed Claims against each Debtor still outstanding on the date of any distribution were allowed in the full estimated amount thereof (the Debtors anticipate that many, if not all, Physician Claims will be estimated for the purposes of calculating the reserve under the Plan in accordance with the provisions of the Claims Resolution Procedure). The Liquidation Agent shall maintain a reserve within the Liquidation Account, or in a separate account, at the Liquidation Agent's sole option, in trust for the payment of any Disputed, or yet-to-be-allowed Administrative Claims and Priority Claims until such time as such Claims become Allowed Claims, or disallowed by Final Order of the Bankruptcy Court. Such reserve or separate account will be the Administrative Claims Reserve. The Liquidation Agent shall maintain a reserve within the Unsecured Claims Distribution Account in trust for the payment of any Disputed, or yet-to-be-allowed, Unsecured Claims, until such time as such Disputed Claims become Allowed Claims, or disallowed by Final Order of the Bankruptcy Court.

     Notwithstanding any other provision of the Plan specifying a date or time for the payment or distribution of cash, payments and distributions with respect to any Claim which at such date or time is disputed, unliquidated, or contingent shall not be made until such Claim becomes an Allowed Claim. Distributions shall be made with respect to any Disputed Claim which becomes an Allowed Claim within thirty (30) days after the date upon which the Disputed Claim becomes an Allowed Claim. The amount of any such distribution shall, on a Pro Rata basis, be equal to the total distributions prior to the date of such allowance on other Allowed Claims in the same Class.

     Under the Plan, the Debtors have the right to object to any filed Claim, except the Indenture Trustee's Claim, and have the exclusive right to object to Physician Claims until October 1, 2000 and December 29, 2000, for Physician Claims against PRG and EyeCorp, respectively.

     Following the Effective Date, the Liquidation Agent will be authorized to enter into, without further notice or an order of the Bankruptcy Court, compromises of Disputed Claims if the Allowed amount of a Disputed Claim will be less than $75,000. If the Allowed amount of a Disputed Claim will be greater than $75,000, the Liquidation Agent shall be authorized and empowered to settle such Disputed Claim only upon approval of such settlement by the Oversight Committee.

          2.   Physician Claims.
               ----------------

     The Debtors have begun their claims analysis, and have identified numerous Claims which are objectionable, including all claims asserted against the Debtors by Physicians in connection with the Provider Litigation. The Bankruptcy Court has entered an Order dated July 28, 2000, approving a Claims Resolution Procedure which has been provided to all Physicians who filed proofs of claim, a copy of which is attached to the Plan as Exhibit "1" (the "Claims Resolution Procedure"). Physician Claims shall be determined and Allowed in accordance with the Claims Resolution


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FIRST AMENDED JOINT LIQUIDATING PLAN UNDER CHAPTER 11 - Page 39

Procedure and no distributions shall be made on account of a Disputed Physician Claim until such Claim becomes Allowed. Each holder of a Physician Claim shall be deemed to have agreed that the amount of reserve for such holder's Claim shall be equal to (i) 100% of the fees paid by such holder under its MSA, less
(ii) the aggregate amount of all cash paid to such holder by a Debtor or an affiliate of a Debtor (a "PRG Party") at the date each holder's practice became affiliated with or was acquired by a PRG Party unless, on or before the Voting Deadline, the holder of such Physician Claim provides the Debtors with a notice to the contrary, in which case the reserve with respect to such Claim shall be determined by the Bankruptcy Court at the Confirmation Hearing, without prejudice to the underlying Claim.

     In lieu of having their Claims determined under the Claims Resolution Procedure, and in furtherance of a settlement and consensual resolution of Physician Claims, section 8.8 of the Plan allows Non-PRG Parties who vote in favor of the Plan, for a limited time, to elect to terminate their contractual relationship with the PRG Parties and repurchase their respective assets under their MSAs by delivering to the Debtors a Notice of Buyout Election and an amount (the "Settlement Amount") calculated pursuant to the formula (the "Discount Formula") described below. In order to be eligible to participate in this discount program, Non-PRG Parties must vote in favor of the Plan and return a Notice of Buyout Election to the Debtors on or before March , 2001. A Non-PRG Party who returns a Notice of Buyout Election to the Debtors prior 12:01 a.m. on December 1, 2000 but who does not submit a Ballot prior to the Voting Deadline will be deemed to have accepted the Plan and consented to the release contained therein.

     To take advantage of this settlement, the non-PRG Parties to an MSA must satisfy the conditions set forth in section 8.8.6 of the Plan which include, but are not limited to, delivery to the Debtors on or before March 1, 2001, (i) a Notice of Buyout Election and (ii) Cash or a Buyout Note (defined below) in an amount equal to the undisputed amount calculated by the Debtors under the Discount Formula. If the full amount of the undisputed sums are not tendered to the Debtors in accordance with the terms of the Plan by March 1, 2001, and any such delay is not caused by the Debtors, the Notice of Buyout Election shall expire and be deemed ineffective, the Discount Formula will be inapplicable and the Non-PRG Parties will have their Claims determined in accordance with the Claims Resolution Procedure.

     The option of Non-PRG Parties to terminate their MSA's with PRG Parties described above on the terms set forth in the Plan is available to all holders of Physician Claims, whether or not a proof of claim has been filed. The Settlement Amount that Non-PRG Parties must tender to the Debtors will be a discount from the Buyout amount under the Houlihan Formula (the "Buyout Amount") equal to: (i) 60% of the Buyout Amount; (ii) 87.5% of (a) unpaid management fees accrued under the MSA in question through December 31, 1998 and of the unpaid amounts owed to a PRG Party by the Non-PRG Party, including any unreimbursed expenses, accounts receivable and promissory notes; and (b) if the MSA in question covers an ASC, all accrued and unpaid ASC fees through December 31, 1998. With respect to ASCs, (x) if the ASC MSA interest of a PRG Party is 35% or less, the Buyout Amount shall be equal to 2.85 times the percentage of PRG's ASC interest times the EBITDA for such ASC in 1999 on an accrual basis; and (y) if the ASC interest is


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36% or greater, the Buyout Amount shall be equal to 4.00 times the percentage of
PRG's ASC interest times the EBITDA for such ASC in 1999 on an accrual basis.

     As a further inducement to consensually resolve Physician Claims, if (i) a Notice of Buyout Election is delivered to the Debtors on or before 12:01 a.m. on December 1, 2000, and (ii) all undisputed sums under the Discount Formula are tendered to the Debtors in Cash on or before December 15, 2000, then the component of the Discount Formula set forth in (i) above will be 54%, the component of the Discount Formula set forth in (ii) above will become 82.5% and, with respect to amounts calculated under (x) and (y) above, there shall be a 6% discount (the "Additional Discounts"). The Liquidation Agent may extend the December 15, 2000 deadline, in his sole discretion, for up to two weeks. Non-PRG Parties to any EyeCorp MSA may participate in this settlement program whether or not the Plan is confirmed as to EyeCorp.

     To the extent it may ultimately be determined that amounts are owed by a PRG Party to a Non-PRG Party, said amounts will be discounted in the same manner as set forth above, as applicable, and then offset against amounts owing to a PRG Party by the Non-PRG Party.

     The Settlement Amount must either take the form of cash or a promissory note (a "Buyout Note") that (i) bears interest at the rate of 15% per annum,
(ii) is secured by all assets of the Non-PRG Party's practice assets and/or ASC,
(iii) has a maturity of six months or less, (iv) is amortized over a three year period, and (v) is personally guaranteed by each individual owner-physician in the related practice who is or was a party to an MSA and/or the individual physicians who are parties to the transaction.

     If the Debtors and a non-PRG Party cannot agree on the amount the non-PRG Party is to pay to the Debtors with respect to unpaid past due MSA fees under the Discount Formula, the non-PRG Party shall tender to the Debtors (i) 100% of the Buyout Amount and (ii) at least 80% of all other sums determined by the Debtors to be owing under the Discount Formula. One-half of the amounts disputed under the Discount Formula shall be tendered to Andrews & Kurth L.L.P. as Escrow Agent. The amounts tendered to the Debtors and the Escrow Agent must be in Cash in order to receive the Additional Discounts. The PRG Parties and the non-PRG Parties shall then proceed to binding arbitration in Dallas, Texas, regarding the amounts disputed under the Discount Formula. There shall be a single arbitrator, who shall have the discretion to award legal fees and costs, as appropriate, and the prevailing party shall be entitled to receive any interest earned on the amount of the Discount Formula placed into escrow.

     Within 10 Business Days after arbitration is concluded, any additional amounts required to be paid by a non-PRG Party or any refund required to be paid by the PRG Parties shall be tendered. The arbitration will be governed by the Commercial Rules of the American Arbitration Association as amended through September 1, 2000, but not including the Expedited Procedures or Optional Procedures for Large, Complex Commercial Disputes. If the parties are unable to agree upon an arbitrator within ten (10) days after the tender of funds to the Escrow Agent, then within three (3) days thereafter, each side shall designate a single arbitrator-selector. The two arbitrator selectors shall select a single arbitrator to conduct the arbitration. If the arbitrator selectors fail to select an


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

arbitrator within ten (10) days of being designated, then, upon motion of either party, the arbitrator will be appointed by the Bankruptcy Court. Each party shall pay one-half of the cost of arbitration.

     As a condition to participating in the discount program described above, a non-PRG Party who has filed a proof of claim must (i) vote in favor of confirmation of the Plan, (ii) consent to the release contained in section 12.4 of the Plan and (iii) submit a Notice of Buyout Election to the Debtors, along with the undisputed amount calculated by the Debtors under the Discount Formula in the form of Cash or a Buyout Note on or before March 1, 2001 (or all cash by December 15, 2000 to receive the Additional Discounts). The holders of Physician Claims who did not file a proof of claim must submit their Notice of Buyout Election to the Debtors, along with the undisputed amount calculated by the Debtors under the Discount Formula in the form of Cash or a Buyout Note prior to March 1, 2001 (or all Cash by December 15, 2000 for the Additional Discounts). If a Notice of Buyout Election and the undisputed amount calculated by the Debtors under the Discount Formula are not submitted to the Debtors before March 1, 2001, the holder of the Physician Claim in question will have such Claim determined in accordance with the Claims Resolution Procedure, to the extent applicable.

     If the holder of a Physician Claim who filed a proof of claim submits a Notice of Buyout Election on or prior to 12:01 a.m. on December 1, 2000, but fails to return a Ballot to the Debtors prior to the Voting Deadline, such holder will be deemed to have voted to accept the Plan and to have consented to the release contained in section 12.4 of the Plan. In addition, the holder of a Physician Claim who submits a Notice of Buyout Election by 12:01 a.m. on December 1, 2000, but who fails to tender the undisputed amount calculated by the Debtors under the Discount Formula in Cash by December 15, 2000 shall not be entitled to the Additional Discounts. A Notice of Buyout Election submitted by the holder of a Physician Claim who filed a proof of claim and who votes to reject the Plan will be deemed invalid and of no force or effect.

     E.   Means for Implementation

     On the Effective Date, the Retained Assets shall vest in the Debtors, or as further set forth in the Plan. Retained Assets includes all assets and causes of action of the Debtors or the Debtors' Chapter 11 estates. The Retained Assets shall thereafter be administered, liquidated (by sale, collection, recovery or other disposition), and distributed in accordance with the Plan. After the Effective Date, all of the Debtors' assets shall be managed under the direction of the Liquidation Agent.

          1.   The Liquidation Agent.
               ---------------------

               a.   Powers and Responsibilities

     The Liquidation Agent under the Plan shall function as a liquidating trustee, acting for the benefit of all creditors of the Debtors, and shall have all of the rights and powers of a debtor in possession under section 1107 of the Bankruptcy Code, and such other rights, powers and duties incident to causing performance of the Debtors' obligation under the Plan or otherwise as may be


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

reasonably necessary. For instance, the Liquidation Agent will be responsible to assess the merits of Claims and object to those Claims that the Liquidation Agent determines to be, in whole or in part, without merit. The Liquidation Agent will prosecute objections to Claims and prosecute Causes of Action. The Liquidation Agent will further liquidate the assets of the Debtors' Chapter 11 estates and make distributions in accordance with the Plan. The Liquidation Agent shall serve without bond and shall have no liability so long as the Liquidation Agent performs its duties in good faith. The Liquidation Agent's powers, duties and responsibilities will be set forth in and governed by the Agency Agreement, the form of which will be submitted to the Bankruptcy Court for approval as a Plan Document fifteen (15) days prior to the Confirmation Hearing.

     On the Confirmation Date, Michael W. Yeary shall be appointed Liquidation Agent under the Plan. Mr. Yeary has been the President and Chief Restructuring Officer of the Debtors, and has been primarily responsible for the Debtors' operations, since December 1998. Mr. Yeary is intimately familiar with the Debtors' assets and liabilities, and Mr. Yeary's appointment and service as Liquidation Agent will be of enormous benefit to the estate. Unless Mr. Yeary resigns or dies earlier, Mr. Yeary's term as Liquidation Agent shall terminate on the Final Distribution Date, unless Mr. Yeary and the Oversight Committee agree otherwise. The Oversight Committee shall appoint any successor(s) to Mr. Yeary as Liquidation Agent, unless the Oversight Committee ceases to exist, in which case the then Liquidation Agent shall appoint his successor.

     From the Effective Date until August 1, 2001, Mr. Yeary as the Liquidation Agent shall receive for his services the compensation provided for in his Employment Agreement with PRG which was approved by the Bankruptcy court on February 14, 2000, plus his out-of-pocket costs and expenses. From the Effective Date until August 1, 2001, Mr. Yeary shall receive total compensation of approximately $600,000. From August 2, 2001 until February 1, 2002, Mr. Yeary shall receive compensation which at an annualized rate is equal to his annual compensation (including bonuses and benefits) under the Employment Agreement. The total amount payable to Mr. Yeary from August 2, 2001 through February 1, 2002 is $417,000. Beginning February 1, 2002, the Oversight Committee may elect to either pay Mr. Yeary the annualized compensation provided for under his Employment Agreement or an hourly rate of $400 plus benefits. The payment of fees and expenses to the Liquidation Agent will not require notice to any party, or a Court order approving such payments.

     The Liquidation Agent will also receive an incentive bonus to incentivize the Liquidation Agent to further maximize the value of the Debtors' estates and distributions to creditors. The Liquidation Agent's bonus (which may be shared by the Liquidation Agent, in his sole discretion, among those employees assisting him in the liquidation) shall be equal to 10% of each distribution to the holder of the Indenture Trustee's Claim in excess of the sum of (i) $105,481,023.29, and (ii) the amount of all interest actually earned by PRG from the Petition Date through the Initial Unsecured Distribution Date or any Interim Distribution Date under the Plan. In addition, the Liquidation Agent shall be entitled to a bonus on cash distributions to the holder of the Indenture Trustee's Claim as follows:


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

                                        Bonus as Percentage
                Distribution Made By   of Amount Distributed
               ----------------------  ----------------------

                  December 22, 2000             1.0%

                  February 15, 2001             0.5%

                    April 1, 2001               0.25%

The bonuses paid to the Liquidation Agent are in addition to, and not in lieu of, payment of the Liquidation Agent's fees and expenses described above.

     The Liquidation Agent under the Plan shall continue to exist until entry of a Final Order by the Bankruptcy Court closing the Bankruptcy Cases pursuant to section 350(a) of the Bankruptcy Code. As soon as practicable after the Final Distribution and all Cash has been distributed or paid, the Liquidation Agent shall seek entry of a final order closing the Chapter 11 case pursuant to section 350 of the Bankruptcy Code.

               b.   Retention of Professionals.

     Upon the Effective Date, and without further Order, the Liquidation Agent shall, without the necessity of an order of the Bankruptcy Court, engage such professionals and experts as may be deemed necessary and appropriate by the Liquidation Agent. Each such professional shall be entitled to receive reasonable compensation for services at such professional's customary hourly rates in effect when such services are rendered, and reimbursement of customary actual and necessary expenses.

     Following the Confirmation Date, in accordance with section 9.1.7 of the Plan, Professional Persons engaged by the Liquidation Agent shall serve their invoices seeking compensation and reimbursement of expenses on the United States Trustee, counsel to the Liquidation Agent and the members of the Oversight Committee. Such parties shall have ten (10) Business Days to object to said invoices. If no objection is made, the invoices shall be paid in full by the Liquidation Agent from the Cash on hand. If an objection is made to an invoice, the undisputed amount shall be paid in full by the Liquidation Agent and the disputed amount shall be resolved by the Bankruptcy Court. Expert witnesses retained by the Liquidation Agent in connection with the liquidation of Physician Claims shall not be subject to the foregoing requirements, and may be paid by the Liquidation Agent in the ordinary course.

               c.   Key Employees.

     Karen Nicolaou and Lane Edenburn, the Controller and General Counsel of PRG, respectively (the "Key Employees") are extremely valuable to the Debtors and, with respect to entering into Buyouts, winding down the Debtors and maximizing value for creditors, will be of great benefit to the Liquidation Agent and the holders of Claims and Equity Interests. On and after


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

the Effective Date of the Plan, the Key Employees will continue in their employment with the Debtors to assist the Liquidation Agent until the expiration of the terms of their respective employment agreements with PRG (approved by the Bankruptcy Court of February 14, 2000) as the same may be extended from time to time by the Liquidation Agent in his sole discretion. The Key Employees shall receive the compensation set forth in their respective employment agreements which is: $11,667 per month for Ms. Nicolaou and $14,583 per month for Mr. Edenburn, plus (i) a bonus every six (6) months for each of Ms. Nicolaou and Mr. Edenburn in the amount of $70,000 and $87,500, respectively and (ii) a final payment at contract expiration of $100,000 for Ms. Nicolaou and $175,000 for Mr. Edenburn. Unless extended by the Liquidation Agent, Ms. Nicolaou's contract expires in July 2001 and Mr. Edenburn's contract expires in December 2000. It has not yet been determined whether or to what extent the terms of these employment agreements will be extended. This compensation shall be payable as an operating expense of the Liquidation Agent.

          2.   Oversight Committee.
               -------------------

     On the Effective Date an Oversight Committee shall be formed, consisting of
(i) two holders of Debentures willing to serve on the committee who, on the Confirmation Date, will be representatives of two funds managed by RAM and (ii) a holder of an Equity Interest who was, but as of the date of appointment is no longer, a physician under an MSA (the "Physician/Shareholder Member") who, as of the Confirmation Date, shall be Dr. William A. Aden.

      From and after the Effective Date, the Oversight Committee (a) shall be responsible for (i) supervising the Liquidation Agent with respect to certain of his responsibilities under the Plan as described herein, (ii) reviewing the prosecution of Causes of Action, if any, including proposed settlements thereof,
(iii) reviewing objections to and proposed settlements of Disputed Claims, (iv) appointing successor Liquidation Agent(s), if necessary, and (v) performing such other duties that may be necessary and proper to assist the Liquidation Agent in effectuating the purposes of the Plan as described herein, and (b) shall have authority to file, prosecute and settle objections to any Claims in the event that the Liquidation Agent refuses to object to any such Claims. The Oversight Committee shall remain in existence until such time as (x) the Final Distribution under the Plan has been made by the Liquidation Agent or (y) all seats on Oversight Committee become vacant, as discussed below.

     The Oversight Committee shall also be vested with the sole discretion to pursue any claims or causes of action against the Debtors' former officers, directors and professionals. Upon the Effective Date, such causes of action shall be deemed transferred to and vested with the Oversight Committee. The Oversight Committee may also pursue any other causes of action under Chapter 5 of the Bankruptcy Code that the Liquidation Agent chooses not to pursue.

     The members of the Oversight Committee shall serve without compensation for their performance of services as members of the Oversight Committee, except that they shall be entitled to reimbursement of reasonable expenses by the Liquidation Agent from the Unsecured Claims


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Distribution Account or the Operating Reserve including, without limitation, the expenses of the Oversight Committee's independent counsel.

     Upon the payment in full of the Indenture Trustee's Claim under the Plan, the two holders of Debentures serving on the Oversight Committee shall immediately resign. The Physician/Shareholder Member shall, subject to Bankruptcy Court approval, designate two replacements to fill the vacancies. If either or both of the Debenture Holders shall resign from the Oversight Committee prior to the time the Indenture Trustee's Claim is paid in full, the remaining member or members of the Oversight Committee shall appoint a Debenture holder or holders as successor(s) without further order of the Bankruptcy Court.

     If the Physician/Shareholder Member shall resign from the Oversight Committee, the Bankruptcy Court shall appoint a successor Physician/Shareholder Member, after considering recommendations from the Liquidation Agent. If, upon the resignation of one or more members of the Oversight Committee, the remaining seats on the Oversight Committee are vacant, the Oversight Committee shall cease to exist, and all references to the Oversight Committee's ongoing duties and rights in the Plan and the Confirmation Order shall be null and void.

     Any member of the Oversight Committee or the Liquidation Agent may seek Bankruptcy Court review of the actions of the Oversight Committee or its members if said actions are believed to be unreasonable, and the Bankruptcy Court may award appropriate relief.

     Neither the Oversight Committee, nor any of its members, designees, or professionals, nor any duly designated agent or representative of the Oversight Committee, or their respective employees, shall be liable for any act or omission of any other member, designee, agent or representative of the Oversight Committee, nor shall any member be liable for any act or omission taken or omitted to be taken in its capacity as a member of the Oversight Committee, other than acts or omissions resulting from such member's willful misconduct or gross negligence.

          3.   Operating Reserves.
               ------------------

     In order to administer and liquidate the Retained Assets, including the funding of litigation, the Plan provides for the establishment of an operating reserve. On the Effective Date up to $10,970,000 will be deposited into the Operating Reserve. The components of the Operating Reserve are set forth on
Schedule V hereto. This amount includes the $700,000 estimated cost of satisfying PRG's SEC reporting obligations as outlined in section III(L), above. The Liquidation Agent, in his discretion, may increase (from funds that would otherwise become available for deposit into the Unsecured Claims Distribution Account) or decrease (by adding to the Unsecured Claims Distribution Account) the Operating Reserve.


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              VII.  ADDITIONAL PROVISIONS AND EFFECT OF THE PLAN

     A.   Legal Effect of the Plan

          1.   Release of Claims and Injunction.
               --------------------------------

     Except as otherwise provided in the Plan or the Confirmation Order, as of the Effective Date, all entities that have held, currently hold or may hold a Claim or other debt or liability, Equity Interest or other right of an equity security holder are permanently enjoined from asserting against the Debtors, or their respective current officers, directors, employees, attorneys, and agents, or anyone for whom the Debtors, or such listed individuals may be legally responsible or their respective assets or properties, any (i) lien, encumbrance, security interest, Equity Interest or charges of any nature or description relating to the Debtors, the Bankruptcy Cases or affecting property of the Debtors' bankruptcy estates, or (ii) Claim or any other liability relating to the Debtors or the Bankruptcy Cases whether known or unknown, discovered or undiscovered, latent or patent, scheduled or unscheduled, whether contingent, liquidated or disputed, against the Debtors, or any of their respective officers, directors, employees, attorneys or agents based upon any condition, event, act, omission, occurrence, transaction or other activity or inactivity of any kind or nature that occurred prior to the Effective Date, whether or not (a) a proof of Claim or interest has been filed or is deemed to have been filed (b) such Claim or Equity Interest is allowed or (c) the holder of such Claim or Equity Interest has accepted the Plan.

     There is a box on the Ballot for each holder of a Claim or Equity Interest entitled to vote on the Plan to indicate their consent to the injunction set forth in section 12.4 of the Plan. Any party that fails to indicate its consent or lack of consent to the injunction will be deemed to have consented. Any party that fails to return a Ballot by the Voting Deadline but submits a Notice of Buyout Election by the Voting Deadline will be deemed to have accepted the Plan and consented to the release and injunction contained therein.

          2.   Limitation of Liability.
               -----------------------

     To the fullest extent permissible under applicable law, neither the Debtors nor their current officers, directors, members, attorneys, agents and representatives, the Equity Committee, the Physicians' Committee, the Indenture Trustee, RAM or the Oversight Committee shall have or incur any liability to any entity, including, specifically any holder of a Claim or Equity Interest, for any act taken or omitted to be taken in connection with or related to the formulation, preparation, dissemination, implementation, confirmation or consummation of the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document created or entered into, or any other act taken or omitted to be taken in connection with the Plan, the Disclosure Statement or the Confirmation Order, including the solicitation of acceptances of the Plan.


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     The Liquidation Agent and the Key Employees shall not incur any liability for any action taken or omitted in good faith and believed by them to be authorized within the discretion or rights or powers conferred upon them by the Plan. The Liquidation Agent and the Key Employees shall be entitled to indemnification from the bankruptcy estates for any claims or causes of action arising from or relating to the good faith exercise of their duties. In performing his duties under the Plan, the Liquidation Agent may consult with counsel and shall have no liability for any action taken upon the advice of such counsel. No provisions of the Plan require the Liquidation Agent or the Key Employees to expend or risk their personal funds or otherwise incur personal financial liability in the performance of any of their duties under the Plan or in the exercise of any of their rights and powers. The Liquidation Agent may rely without inquiry upon any writing delivered to him under the Plan which he believes in good faith to be genuine and to have been given by a proper person.

     B.   Conditions Precedent to Confirmation and Effective Date

          1.   Conditions to Confirmation.
               --------------------------

     The conditions precedent to Confirmation will be:

               a. the entry of the Confirmation Order, in form and substance acceptable to the Debtors;

               b.   Bankruptcy Court approval of the Plan Documents; and

               c. The Bankruptcy Court shall have entered an order establishing reserves for Disputed Claims for purposes of making distributions under the Plan.

          2.   Conditions to Effective Date.
               ----------------------------

     The conditions precedent to the Effective Date of the Plan will be:

               a. The Confirmation Order has been entered by the Bankruptcy Court in a form and substance acceptable to the Debtors;

               b. Payment of all Administrative Claims and Priority Claims in full, and/or the establishment and funding of the Administrative Claims Reserve;

               c. Payment of all Allowed Professional Fee Claims in full and/or the establishment and funding of the Professional Fee Claims Reserve; and

               d.   The establishment and funding of the Operating Reserve.


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

The Effective Date shall occur whether or not the Confirmation Order has become a Final Order.

          3.   Waiver of Conditions to Confirmation and Effective Date.
               -------------------------------------------------------

     The first two conditions to Confirmation and all of the conditions to the Effective Date may be waived in whole or in part by the Debtors at any time, without notice, an order of the Bankruptcy Court or any further action other than proceeding to confirmation and consummation of the Plan. The third condition to Confirmation may be waived by the holder of the Indenture Trustee's Claim. The failure to satisfy or waive any condition may be asserted by the Debtors regardless of the circumstances giving rise to the failure of such condition to be satisfied (including any action or inaction by the Debtors). The failure of the Debtors to exercise any of the foregoing rights shall not be deemed a waiver of any other rights and each such right will be deemed an ongoing right that may be asserted at any time.

          4.   Modification or Revocation of the Plan; Severability.
               ----------------------------------------------------

     Subject to the restrictions on modifications set forth in section 1127 of the Bankruptcy Code and any applicable notice requirements, the Debtors have reserved the right to alter, amend or modify the Plan before its Substantial Consummation, including but not limited to, altering the classification of Claims and Equity Interests. The Debtors have also reserved the right to revoke or withdraw the Plan prior to the Confirmation Date. If the Debtors revoke or withdraw the Plan, or if confirmation does not occur, then the Plan shall be null and void in all respects, and nothing contained in the Plan will: (1) constitute a waiver or release of any Claims or rights against, or any Equity Interests in, the Debtors, or (2) prejudice in any manner the rights of the Debtors.

     If, prior to confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court, at the request of the Debtors, has the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision will then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order will constitute a judicial determination and will provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

     C.   Executory Contracts and Unexpired Leases


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

          1.   Rejection.
               ---------

     All executory contracts and unexpired leases to which the Debtors are a party that (i) have not previously been assumed or rejected; (ii) are not subject to a pending motion to assume or reject as of the Effective Date; or
(iii) are not listed on the Contract Notice to be filed with the Bankruptcy Court fifteen (15) days prior to the Confirmation Hearing and served on affected parties shall be deemed rejected as of the Effective Date.

          2.   Rejection Damage Claims.
               -----------------------

     If the rejection of an executory contract or unexpired lease results in a claim for damages by the non-debtor party to the executory contract or unexpired lease, the claim shall be forever barred unless a proof of claim evidencing the claim is filed with the Clerk of the Bankruptcy Court and served on the Debtors no later than twenty (20) days after the date of such rejection.

     D.   Retention of Jurisdiction

     The Bankruptcy Court will retain and have exclusive jurisdiction on and after the Confirmation Date for the following purposes:

          (1) to hear and determine objections to Claims, including Physician Claims;

          (2) to hear and determine any and all motions to estimate Claims, including Physician Claims, regardless of whether the Claim is the subject of a pending objection, a pending appeal or otherwise.

          (3) to hear and determine any and all pending applications for the rejection, assumption or assignment of executory contracts or unexpired leases to which a Debtor is a party or with respect to which a Debtor may be liable and to hear and determine, and, if need be, to liquidate, any and all Claims arising therefrom;

          (4) to take any action and issue such orders as may be necessary to construe, enforce, implement, execute and consummate the Plan and to maintain the integrity of the Plan;

          (5) to ensure that distributions, if any, to holders of Allowed Claims are accomplished as provided herein;

          (6) to consider any modifications of the Plan, to cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;


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          (7)  to hear and determine all controversies, suits and disputes that may arise in connection with the interpretation, implementation or enforcement of the Plan, the Liquidation Agent's powers and duties, releases under the Plan, or any Claim asserted against the Liquidation Agent, the Debtors or any of their professionals, any representative of the Debtors' estates or their agents;

          (8) to enforce all orders, judgments, injunctions and rulings entered in connection with the Bankruptcy Cases;

          (9) to determine any and all applications for allowance of compensation and reimbursement of expenses and any other fees and expenses authorized to be paid or reimbursed under the Bankruptcy Code or the Plan;

          (10) to hear and determine all proceedings to recover all assets of the Debtors and property of the estate, wherever located, including any causes of action under Chapter 5 of the Bankruptcy Code, and any other causes of action or claims, that belong to the Debtors, that may be pending on the Confirmation Date or that may be instituted at any time thereafter;

          (11) to hear any other matters related hereto and not inconsistent with the Bankruptcy Code and title 28 of the United States Code; and

          (12) to enter a final decree or decrees closing the Bankruptcy Cases.

     E.   Claims Filed After the Bar Date

     Unless otherwise provided in a Final Order of the Bankruptcy Court, any Claim on account of which a proof of claim is filed after the applicable Bar Date shall be deemed disallowed. The holder of a Claim that is disallowed pursuant to section 8.6 of the Plan shall not receive any distribution on account of such Claim.

     F.   Setoffs and Subordination Rights

     Except with respect to Claims released pursuant to the Plan or any contract, instrument, release or other agreement or document created in connection with the Plan, the Debtors may set off against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Claim (before any distribution is made on account of such Claim), the claims, rights and causes of action of any nature that the Debtors may hold against the holder of such Allowed Claim; provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim under the Plan shall constitute a waiver or release by the Debtors of any such claims, rights and causes of action that the Debtors may possess against such holder or the right to setoff with respect thereto.

     Except as otherwise provided in the Plan, all Claims based upon any claimed contractual subordination rights pursuant to any provision of the Bankruptcy Code or other applicable law, shall


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be deemed satisfied by the distributions under the Plan to holders of Allowed
Claims having any such contractual subordination rights. The distributions to the various classes of Claims under the Plan shall not be subject to levy, garnishment, attachment or like legal process for any holder of a Claim or Equity Interest by reason of any claimed contractual subordination rights or otherwise of the holder of a Claim or Equity Interest against the holder of another Claim or Equity Interest, except as expressly provided in the Plan. On the Effective Date, all holders of Claims shall be deemed to have waived any and all contractual subordination rights that they may have with respect to such distributions, and the Bankruptcy Court shall permanently enjoin, effective as of the Effective Date, all such holders from enforcing or attempting to enforce any such subordination rights with respect to such distributions.

     G.   Time Bar to Payments and Unclaimed Distributions

     Unless a holder of an Allowed Claim provides the Debtors and the Bankruptcy Court with written notice of a change of address, distributions under the Plan will be mailed to such holder at the address specified in the proof of claim filed with the Bankruptcy Court by such holder or, if no proof of claim has been filed, at the address for such holder shown on the Schedules filed by the Debtors with the Court. Any distribution that the United States Postal Service returns as undeliverable will be treated as unclaimed property. Similarly, distributions that would have been made to a claimant if it had a proper address shall be deemed unclaimed property. In this regard, unless and until the claimant provides the Debtors and the Bankruptcy Court with written notice of a proper address, no distributions shall be made to any holder of an Allowed Claim whose copy of the notice of the time fixed for filing objections to and the hearing on the confirmation of the Plan (or whose copy of the notice of the hearing on the Disclosure Statement for the Plan), provided by the Debtors, is returned by the United States Postal Services as undeliverable. Finally, each holder of an Allowed Claim who receives a distribution under the Plan must cash the check within ninety (90) days of the date of issuance thereof. Ninety-one
(91) days after the date the check is issued, the Liquidation Agent will stop payment on any check remaining unpaid and not returned to the Debtors, and the funds represented by a check that has not been cashed within this ninety (90) day period will become unclaimed property and distributed to other claimants under the Plan.

                        VIII.  ALTERNATIVES TO THE PLAN

     Although the Debtors are able to perform practice management services for any physician or Eyecare Practice that cures its defaults and requests a renewal of its MSA, the Debtors have presently ceased all business operations and have liquidated virtually all of the bankruptcy estates' assets other than subsidiaries and causes of action. The Debtors believe, as a practical matter, that there is no alternative to the Plan pursuant to which the Debtors would continue to exist as a going concern, except with respect to the isolated Eyecare Practice that may elect to cure its default and request renewed management services. Since there is no alternative to liquidation, the Plan embodies what the Debtors consider to be the best method of completing their orderly liquidation. The Debtors believe that the Plan is the best mechanism to provide the earliest possible dividend to creditors, while at the same time permitting the orderly completion of the liquidation process already under way.


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     Further, the Debtors believe that the Plan allows holders of Claims and
Equity Interests to receive the maximum possible distribution under the circumstances. Were the Debtors liquidated under Chapter 7 rather than in Chapter 11, present management - the group most familiar with the Debtors' businesses, assets, financial affairs, Buyout formula and affiliated physicians and physician practices - would likely lose control of the liquidation process, jeopardizing the estates' ability to negotiate and consummate Buyouts and maximize recoverable Cash therefrom. Although there is the possibility that Michael Yeary, the individual instrumental to the successful completion of Buyouts and maximization of proceeds therefrom could be elected as the Chapter 7 trustee, there is no guarantee that such an election would occur, nor is there any guarantee that, even if elected, Mr. Yeary would choose to serve in such a role.

     As a consequence, the Debtors believe that continuing the Buyout program as it exists, implementing the Plan and pursuing the Claims Resolution Procedure with respect to Physician Claims, will result in the maximum distribution to creditors in the shortest period of time.

                             IX.  TAX CONSEQUENCES

     The following discussion is not intended as a substitute for professional tax advice, including the evaluation of recently enacted and pending legislation, since recent changes in the federal income taxation of reorganizations under the Bankruptcy Code are complex and lack authoritative interpretation. The Debtors assume no responsibility for the tax effect that Confirmation and receipt of any distribution under the Plan may have on any given creditor or other party in interest. The brevity of the following discussion requires omission of matters that might affect one or more holders of claims against PRG depending upon their circumstances. Accordingly, the Debtors recommend that creditors and other parties in interest consult with their own tax advisors concerning the federal, state and local tax consequences of the Plan.

     To the extent a creditor receives, or expects to receive, less pursuant to the Plan than the creditor's basis in the claim to which such amount relates, the creditor may be permitted to claim a bad debt deduction. The amount and timing of the deduction will depend, among other things, upon the creditor's tax accounting method for bad debts. It should be noted that if the debt is not business related, a deduction is only available if the debt is worthless. To the extent that a creditor receives payment pursuant to the Plan in an amount in excess of the creditor's adjusted tax basis in the claim to which payment relates, the excess will be treated as income to the creditor. Holders of Equity Interests in PRG also may have tax consequences as a result of confirmation, depending on their basis in the stock. Although the ultimate tax implications of the Plan for PRG cannot be precisely determined at this time, PRG does not anticipate any adverse tax consequences that would influence the decisions of creditors in determining whether to accept the Plan.


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                          X.  SOURCES OF INFORMATION

     Substantially all of the factual information utilized in this Disclosure Statement, including but not limited to the amount of Claims, was obtained from information provided by the Debtors' management, the Claims Register maintained by the Clerk of the Bankruptcy Court and from the Debtors' books and records.


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                      XI.  CONCLUSION AND RECOMMENDATION

     For all the reasons set forth in the Disclosure Statement, the Debtors believe that the Plan provides the Debtors' unsecured creditors with the maximum possible dividend on their claims under the circumstances and is preferable to all other circumstances. Accordingly, the debtors urge you to vote to ACCEPT the Plan and to duly complete and return your Ballot such that ACTUALLY
RECEIVED on or before 4 p.m. central time on November 27, 2000.

     Respectfully submitted this 13/th/ day of October, 2000.

PHYSICIANS RESOURCE GROUP, INC.              EYECORP, INC.

/s/ Michael W. Yeary                         /s/ Michael W. Yeary
-------------------------------              -------------------------------
Michael W. Yeary                             Michael W. Yeary
Chief Restructuring Officer                  President



COUNSEL FOR THE DEBTORS


-------------------------------
Hugh Ray, State Bar No. 16611000
Robin Russell, State Bar No. 17424001
ANDREWS & KURTH L.L.P.
600 Travis, Suite 4200
Houston, Texas  77002
Telephone:   (713) 220-4200
Facsimile:   (713) 220-4285

Paul N. Silverstein
S.D.N.Y. Bar No. PS-5098
ANDREWS & KURTH L.L.P.
805 Third Avenue
New York, New York  10022
Telephone:   (212) 850-2800
Facsimile:   (212) 850-2929



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